UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on May 17, 2012 at 2:00 p.m., Eastern time, at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601. Please read the Notice and Proxy Statement of the Annual Meeting of Shareholders accompanying this letter carefully so that you will know what you are being asked to vote on at the Annual Meeting of Shareholders and what you will need to do if you want to attend the Annual Meeting of Shareholders in person.

Your vote is extremely important. To ensure proper representation of your shares at the Annual Meeting of Shareholders, please vote as soon as possible even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend. The Notice and Proxy Statement of the Annual Meeting of Shareholders contain instructions on how you can vote your shares by mail, telephone or over the internet.

If you need help at the Annual Meeting of Shareholders because of a disability, please contact us at least one week in advance of the Annual Meeting of Shareholders at (800) 725-2265.

During 2011, we continued to be impacted by the current adverse economic conditions, distressed financial condition of our borrowers, and continued deterioration in real estate values. Despite these challenges, our financial results for 2011 reflected the significant improvement in virtually all areas of the Company that we have been working tirelessly to achieve over the last several years. The improvements during the year were a direct result of the continued execution of our strategic plan, including the most recent strategic actions to sell and consolidate four branches, increase co-sourcing and outsourcing relationships, and reduce expenses through operational efficiencies and headcount reductions.

While the banking industry in general continues to deal with fundamental issues such as volatile market conditions, low interest rates, slow loan growth, depressed real estate values, increased regulatory costs, and revenue challenges, our improving financial results in 2011 are evidence that the proactive actions we have taken are yielding positive results. Overall, our core business continues to show more sustained operating results, and we believe this is confirmation that our hard work and strategic actions are paying off.

On behalf of the Board of Directors and all teammates of the Company, thank you for your patience and support as we continue to make progress on our path to profitability. We look forward to meeting with you at our Annual Meeting of Shareholders and providing you with an update on the status of our strategic plan and our overall plans for the future.

Sincerely,

MICHAEL D. GLENN	SAMUEL L. ERWIN
Chairman of the Board of Directors	Chief Executive Officer

PALMETTO BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Thursday, May 17, 2012, at 2:00 p.m., Eastern time

PLACE:	The Palmetto Bank

Corporate Center

306 East North Street

Greenville, South Carolina 29601

ITEMS OF BUSINESS:	1. Elect as directors the nominees named in the accompanying Proxy Statement;

2. Approve an amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;

3. Ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012;

4. Grant the chairperson of the Annual Meeting of Shareholders the authority to adjourn or postpone the Annual Meeting of Shareholders, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting of Shareholders to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases; and

5. Consider any other business properly brought before the Annual Meeting of Shareholders.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on April 2, 2012.

VOTING:	It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares over the internet, by telephone or by mail. If you received a paper Proxy Card or voting instruction form by mail, you may also vote by signing, dating and returning your Proxy Card or voting instruction form. Voting in any of these ways will not prevent you from attending the Annual Meeting of Shareholders or voting your shares at the Annual Meeting of Shareholders. For specific instructions regarding the voting of your shares, see pages 2 through 7 of the accompanying Proxy Statement. Please call (800) 725-2265 if you need directions to attend the Annual Meeting of Shareholders and vote in person.

MEETING ADMISSION:	You may attend the Annual Meeting of Shareholders only if you owned shares of our common stock at the close of business on April 2, 2012. If you or your legal proxy holder plan to attend the Annual Meeting of Shareholders in person, you must follow the admission procedures described on page 4 of the accompanying Proxy Statement. If you do not comply with these procedures, you will not be admitted to the Annual Meeting of Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2012. This Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended December 31, 2011 and Proxy Card are available through the internet at www.cfpproxy.com/7032. If you choose to view our proxy materials through the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible.

By Order of the Board of Directors,

LEE S. DIXON

Corporate Secretary

This Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended December 31, 2011 and Proxy Card or voting instruction form were made available to you beginning on or about April 6, 2012.

[Preliminary Proxy Statement]

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

PROXY STATEMENT OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL MEETING AND PROXY INFORMATION

You are invited to attend Palmetto Bancshares, Inc.’s 2012 Annual Meeting of Shareholders (the “Meeting”) and are entitled and requested to vote on the items of business described in this Proxy Statement. Please read this Proxy Statement carefully. You should consider the information contained in this Proxy Statement when deciding how to vote your shares at the Meeting. In this Proxy Statement, we refer to the Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2011 and the Proxy Card or voting instruction form as our “Proxy Materials.”

In this Proxy Statement, we use terms such as “we,” “us,” “our” and the “Company” to refer to Palmetto Bancshares, Inc. and its subsidiary, The Palmetto Bank. We also sometimes refer to the Board of Directors of Palmetto Bancshares, Inc. and its subsidiary as the “Board.” Additionally, we use terms such as “you” and “your” to refer to our shareholders.

INFORMATION ABOUT THE PROXY MATERIALS

We have made the Proxy Materials available to you because the Board is soliciting your proxy to vote your shares of our common stock at the Meeting to be held on Thursday, May 17, 2012 or at any adjournments or postponements of this Meeting. The Proxy Materials were made available to you beginning on or about April 6, 2012.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the Meeting in the manner you direct. You designate someone as your proxy through a “Proxy Card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares (as explained below), a “Proxy Card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name (as explained below), a “voting instruction form” is the document used to designate your proxy to vote your shares. In this Proxy Statement, the term “Proxy Card” means the proxy card and / or voting instruction form unless otherwise indicated.

Any record shareholder submitting a Proxy Card may revoke his or her proxy at any time (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Meeting or (c) by executing and delivering to the Company a later dated Proxy Card. Attendance at the Meeting will not in itself constitute revocation of a proxy. Any written notice or Proxy Card revoking a proxy should be sent to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications. Written notice of revocation or delivery of a later dated Proxy Card will be effective upon receipt thereof by the Company.

What is the difference between holding shares as a “record” holder and in “street name?”

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the shareholder of record or the “record” holder of those shares. As the record holder, you have the right to vote your shares by proxy or in person at the Meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting. As the beneficial owner, you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Meeting.

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have not retained a proxy solicitation firm to help us solicit proxies, although, if we elect to do so, we will pay reasonable expenses and charges of such third parties for their services. Executive officers and members of the Board may also solicit proxies for us by mail, telephone, fax, email or in person. We will not pay our executive officers or directors any additional fees for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in providing the Proxy Materials to their clients who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE MEETING

What will I be voting on at the Meeting?

This year you will be asked to vote on the following items of business:

•	Item 1: The election of the director nominees named in this Proxy Statement;

•	Item 2: An amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;

•	Item 3: The ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012; and

•

Item 4: A grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases.

We anticipate that shareholders will vote at the Meeting only on the items listed above. However, if any other business properly comes before the Meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	“FOR” Item 1, all the nominees for directors named in this Proxy Statement;

•	“FOR” Item 2, the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;

•	“FOR” Item 3, the ratification of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012; and

•

“FOR” Item 4, the grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases.

Who can vote at the Meeting?

We are required under South Carolina law to establish a record date for the Meeting, so we can determine which shareholders are entitled to notice of and to vote at the Meeting. The Board has determined that the record date for the Meeting is April 2, 2012. Shareholders who owned shares of our common stock as of the close of business on that date can vote at the Meeting. On that date, we had xx,xxx,xxx shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other item to be voted on at the Meeting. There is no cumulative voting.

How do I vote if I don’t attend the Meeting?

If you do not attend the Meeting, you may vote by proxy through mail, over the internet or by telephone, each as described below. If you received more than one Proxy Card, this means you hold shares of our common stock in more than one account. You must vote all shares over the internet or by telephone or complete, sign, date and return each Proxy Card for each of your accounts. If you vote over the internet or by telephone, you need not mail back any Proxy Card you received.

If you vote using one of the methods described below, you will be designating Samuel L. Erwin and Lee S. Dixon as your proxies to vote your shares as you instruct. If you vote over the internet or by telephone or by signing and returning your Proxy Card without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the Meeting, these individuals will vote on those matters in a manner they consider appropriate.

Registered Holder: You do not have to attend the Meeting to vote. The Board is soliciting proxies so that you can vote before the Meeting. Even if you currently plan to attend the Meeting, we recommend that you vote by proxy before the Meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to http://www.rtcoproxy.com/xpbi and following the instructions when prompted.

• By Telephone	You may vote by telephone by calling toll free 1-855-730-0808.

• By Mail	You may vote by completing, signing, dating and returning the Proxy Card you received in the mail.

Street Holder: If your shares are held in street name, you may vote your shares before the Meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank or other similar entity. You should check your voting instruction form to see if any alternative method, such as internet or telephone voting, is available to you.

Can I vote in person at the Meeting?

Yes. If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the Meeting and vote your shares by ballot, your vote at the Meeting will revoke any vote you submitted previously over the internet, by telephone or by mail. Even if you currently plan to attend the Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline described below;

•	If you previously completed and returned a Proxy Card, submitting a new Proxy Card with a later date and returning it prior to the vote at the Meeting;

•	Submitting timely written notice of revocation to our Corporate Secretary, Lee S. Dixon, at 306 East North Street, Greenville, South Carolina at any time prior to the vote at the Meeting; or

•	Attending the Meeting in person and voting your shares at the Meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the Meeting and voting in person.

What is the deadline for voting?

If you are the record holder of the shares, you may vote by mail at any time prior to the Meeting as long as we are able to receive your proxy through the mail by the day of the Meeting. In addition, as a record holder, you may vote by internet or telephone until 3:00 a.m., Eastern time, on May 17, 2012. If your shares are held in street name, you must vote your shares in accordance with the deadline set by your brokerage firm, bank or other similar entity.

Are there any rules regarding admission to the Meeting?

Yes. You are entitled to attend the Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. The Board has determined that the record date for the Meeting is April 2, 2012. In order to be admitted to the Meeting, we may confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and / or

•	That you were, or are validly acting for, a shareholder of record on the record date by:

•	Verifying your name and stock ownership against our list of registered shareholders if you are the record holder of your shares;

•	Reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

•

Reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

What is a broker nonvote?

Brokers are members of the New York Stock Exchange (the “NYSE”), which allows its member-brokers to vote shares held by them for their clients on matters the NYSE determines are routine even though the brokers have not received voting instructions from their clients. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. This is referred to as a “broker nonvote.”

Because the NYSE does not consider the election of directors or the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases to be routine matters, it is important that you provide instructions to your broker, if your shares are held in street name, so that your vote with respect to these matters is counted. Therefore, your broker will be unable to vote on your behalf with regard to these nonroutine matters if you do not give voting instructions with respect to these matters.

How many votes must be present to hold the Meeting?

A quorum must be present before we can conduct any business at the Meeting. This means we need the holders of a majority of the outstanding shares of our common stock entitled to vote at the Meeting as of the record date to be present in person or represented by proxy at the Meeting. We urge you to vote promptly by proxy even if you plan to attend the Meeting so that we will know as soon as possible that enough shares will be present for us to hold the Meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker nonvotes.

If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. Upon the establishment of a quorum, if the shareholders approve Item 4, then the chairperson of the Meeting will have the authority to adjourn the meeting at his discretion, including, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the amendment to the Company’s Articles of Incorporation to eliminate the shareholder approval requirement for stock repurchases. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. Directors, officers and employees (which we refer to as “teammates”) of the Company may solicit proxies for the reconvened meeting in person, by mail, by telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Meeting.

What vote is required to approve each item of business?

•

Item 1: Election of Directors. Under our Bylaws, a nominee for director will be elected to the Board by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

•

Item 2: Amendment of Articles of Incorporation to Eliminate the Requirement that the Company’s Shareholders Approve Stock Repurchases. Under South Carolina law, approval of the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases will require the affirmative vote of two-thirds of our outstanding shares of common stock as of the record date, or at least xx,xxx,xxx shares. Our current directors, nominees for director, and executive officers beneficially own approximately xx% of our outstanding shares, and they intend to vote their shares “FOR” the proposal.

•

Item 3: Ratification of Independent Registered Public Accounting Firm. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

•

Item 4: Approval of the Potential Adjournment or Postponement of the Meeting. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of this proposal exceed the votes cast against the proposal.

How are votes counted?

•

Item 1: Election of Directors. You may vote “FOR” or “AGAINST” each director nominee or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker nonvotes as either for or against a director, so abstentions and broker nonvotes have no impact on the election of a director.

•

Item 2: Amendment of Articles of Incorporation to Eliminate the Requirement that the Company’s Shareholders Approve Stock Repurchases. You may vote “FOR” or “AGAINST” the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases or “ABSTAIN” from voting on the amendment to the Company’s Articles of Incorporation. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, the proxy will be voted “FOR” the approval of the amendment to eliminate the requirement that the Company’s shareholders approve stock repurchases. A shareholder’s failure to vote will have the same effect as a vote “AGAINST” the amendment. If a shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the amendment. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the amendment.

•

Item 3: Ratification of Independent Registered Public Accounting Firm. You may vote “FOR” or “AGAINST” this item of business or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, the proxy will be voted “FOR” the ratification of our independent registered public accounting firm. We will not count abstentions or broker nonvotes as either “FOR” or “AGAINST” this proposal, so abstentions and broker nonvotes have no impact on the ratification of our independent registered public accounting firm.

•

Item 4: Approval of the Potential Adjournment or Postponement of the Meeting. You may vote “FOR” or “AGAINST” the proposal for the chairperson of the Annual Meeting to have the authority to adjourn or postpone the Meeting, if necessary, to solicit additional proxies to adopt or approve any matters that may be considered and acted upon at the Meeting, or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the adjournment proposal. We will not count abstentions or broker nonvotes as either for or against this proposal, so abstentions and broker nonvotes have no impact on the approval of the adjournment proposal.

As to any other matter of business that may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Meeting except:

•	To meet legal requirements;

•	To assert claims for, or defend claims against, the Company;

•	To allow authorized individuals to count and certify the results of the shareholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to shareholders who have written comments on Proxy Cards or who have requested disclosure.

ITEM 1:

ELECTION OF DIRECTORS

Director Nominees for Election

The Board of Directors currently has 11 members divided into three classes. Our current directors and their classes are:

Terms Expiring at the 2012 Shareholder Meeting	Terms Expiring at the 2013 Shareholder Meeting	Terms Expiring at the 2014 Shareholder Meeting

Michael D. Glenn *	Lee S. Dixon	Robert B. Goldstein
L. Leon Patterson	Samuel L. Erwin	John D. Hopkins, Jr.
L. Stewart Spinks	James J. Lynch	Jane S. Sosebee
J. David Wasson, Jr. *		John P. Sullivan

*	Standing for election by the shareholders at the 2012 Meeting.

Prior to the approval of any director nominations by the Board, in January 2012, Mr. L. Leon Patterson announced his decision to retire and not to stand for reelection to the Board upon the expiration of his current term at the Meeting. As a result, Mr. Michael D. Glenn was selected by the Board to serve as Chairman of the Board effective January 1, 2012. Similarly, in February 2012, Mr. L. Stewart Spinks informed the Board of his decision not to stand for reelection to the Board upon the expiration of his current term at the Meeting. As a result, Mr. Patterson and Mr. Spinks will cease to be directors after the Meeting and the Board will then be reduced to nine directors. These decisions not to stand for reelection were voluntary and did not arise or result from any disagreement with management or the Board on any matters relating to the Company’s operations, policies, or practices. Mr. Patterson and Mr. Spinks served as directors of the Company since 1971 and 2006, respectively. The Company appreciates Mr. Patterson’s and Mr. Spinks’ contributions to the Company during their service as a director.

The remaining directors whose terms expire at the 2012 Meeting, Messrs Glenn and Wasson, have been nominated by the Board to be elected at the Meeting to hold office until their terms expire and until their successors are elected and qualified. The nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the Meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. As noted above, following the Meeting, the Board will be reduced to nine members. The Company’s Governance Guidelines require a minimum of eight and a maximum of 12 directors, with the number of directors to be determined at the discretion of the Board. The Board may decide to change the number of directors but currently has no specific plans to do so.

As a requirement of the private placement in 2010, the Board appointed two designees of CapGen Financial Partners (“CapGen”) and one designee of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”) to serve on the Boards of each of the Company and its subsidiary, The Palmetto Bank (the “Bank”). In October 2010, the Board appointed Robert B. Goldstein and John P. Sullivan (CapGen designees) and James J. Lynch (Patriot designee) as directors. For so long as CapGen or Patriot, as applicable, owns more than 9.9% of the Company’s outstanding shares of common stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company will be required to nominate two people designated by CapGen and one person designated by Patriot for election to the Board at each annual meeting of shareholders at which the term of each such director expires, or upon the death, resignation, removal or disqualification of each such director, if earlier. Neither of the CapGen nor Patriot designees’ terms expire at the Meeting. As of February 24, 2012, CapGen and Patriot currently own 44.9% and 19.0% of the Company’s outstanding shares of common stock, respectively.

As described below under Corporate Governance, Process for Evaluating Director Candidates, the Board has identified certain qualifications for its directors. The Board believes that these particular qualifications provide our directors with substantial experience relevant to serving as a director of our Company. The Board has determined that each nominee for election as a director at the Meeting is an independent director as discussed below under Corporate Governance, Director Independence.

Each of our nominees satisfies our director qualifications and during the course of their business and professional careers has acquired business management experience in these and other areas. In addition, the Corporate Governance and Nominating Committee and the Board believe that each nominee brings to the Board his or her own unique background and particular expertise, knowledge and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s shareholders.

The Board recommends you vote “FOR” each of the nominees set forth below.

The following provides information regarding each of our directors to be elected at the Meeting, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Nominees for Reelection as Director at the 2012 Meeting

Business Experience: Mr. Glenn has been engaged in the practice of law since 1965. He has worked as an active trial attorney since 1978 with a concentration in complicated business and class action litigation. Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993. Mr. Glenn has served as Chairman of the Board of Directors of Palmetto Bancshares, Inc. and The Palmetto Bank since January 2012. Mr. Glenn served as the Lead Director of Palmetto Bancshares, Inc. and The Palmetto Bank prior to his being named Chairman of the Board in January 2012.

Other Public Company Directorships: None

Additional Information: During his career, Mr. Glenn served on numerous boards and commissions upon appointment by the South Carolina Supreme Court and the South Carolina Bar Association and has served on numerous private and public agency boards. In addition, he has served in three judgeships for ten years. Additionally, Mr. Glenn’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Glenn is a graduate of Furman University and received his law degree from the University of South Carolina. Mr. Glenn’s law experience and education provides him with additional perspective on the legal, regulatory and risk matters impacting the Company.

Michael D. Glenn
Age	71
Director Since	1994
Term Expiring	2012

Business Experience: Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate, South Carolina, since 1974.

Other Public Company Directorships: None

Additional Information: Through his service as Chief Executive Officer of Laurens Electric over the past 38 years, Mr. Wasson brings leadership and business management experience to the Board. Mr. Wasson possesses financial management expertise that he gained through his position and as a member of the audit committee of a nonpublic entity as well as a current member of the Company’s Audit Committee. As a member of the Board since 1979, Mr. Wasson has extensive knowledge and experience regarding our business. In addition, Mr. Wasson provides unique insight into the Company’s Laurens County market. Mr. Wasson is a graduate of Clemson University and earned a graduate degree from the University of South Carolina.

J. David Wasson, Jr.
Age Director Since Term Expiring	66 1979 2012

The following provides information regarding each of our other directors, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Other Members of the Board of Directors (provided for informational purposes only as these Directors have previously been elected by the Shareholders)

Business Experience: Mr. Dixon serves as Chief Operating Officer (since July 2009) and Chief Risk Officer (since October 2009) of Palmetto Bancshares, Inc. and The Palmetto Bank. In addition, from July 2010 to February 2011, Mr. Dixon served as Chief Financial Officer of Palmetto Bancshares, Inc. and The Palmetto Bank. Mr. Dixon served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from May 2009 through June 2009. Mr. Dixon served as Chief Operating Officer of First Presbyterian Church of Winston-Salem from July 2006 through May 2009. Previously, he was in the Banking and Capital Markets practice of PricewaterhouseCoopers LLP from January 1989 through June 2006, admitted as a Partner in July 1999.

Other Public Company Directorships: None

Additional Information: Mr. Dixon brings extensive operational, accounting and financial reporting expertise to the Board from his 24 years of business experience, 18 years of which he served in the Banking and Capital Markets practice at PricewaterhouseCoopers LLP. Mr. Dixon has worked with banking clients ranging from small community banks to some of the largest national banks, and he has extensive operational experience covering all aspects of banking and financial services. Mr. Dixon’s background with PricewaterhouseCoopers LLP has provided him with substantial banking, regulatory, financial reporting and risk management experience. Mr. Dixon also has extensive leadership and business management experience and skills. Mr. Dixon is a graduate of the University of South Carolina and graduated “with distinction” from the Stonier Graduate School of Banking. Mr. Dixon is a certified public accountant.

Mr. Dixon serves on the Board of Directors of a not-for-profit entity.

Lee S. Dixon
Age Director Since Term Expiring	46 2009 2013

Business Experience: Mr. Erwin serves as Chief Executive Officer and President of The Palmetto Bank (since July 2009). In addition, Mr. Erwin was appointed Chief Executive Officer of Palmetto Bancshares, Inc. in January 2010. Mr. Erwin served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from March 2009 through June 2009. Mr. Erwin began his banking career at First Union National Bank in July 1990. At the time of his departure in January 1997, he served as Vice President and City Executive in Orangeburg, South Carolina. He worked with First National Bank (now South Carolina Bank and Trust) from January 1997 until January 2000 where he held the position of Senior Vice President and Region Executive in Orangeburg, South Carolina. From January 2000 until June 2002, he held the position of Senior Vice President and Market President in Columbia, South Carolina with First Union National Bank (now Wells Fargo). From June 2002 until December 2004, he served as Senior Vice President and Commercial Relationship Manager for Carolina National Bank, a start-up bank in Columbia, South Carolina. From January 2005 to October 2008, Mr. Erwin served as Chief Executive Officer of Community Bancshares, Inc. in Orangeburg, South Carolina.

Other Public Company Directorships: Mr. Erwin served on the Board of Community Bankshares, Inc. from 2005 until 2008.

Additional Information: Mr. Erwin has extensive knowledge and experience in finance and the banking and financial services industry. In addition to his experience at the Company, Mr. Erwin has 21 years of banking experience. At Community Bankshares, Mr. Erwin addressed significant asset quality and organizational issues associated with a multi-bank holding company with decentralized policies, procedures, and operations. With Mr. Erwin’s leadership and experience, Community Bankshares successfully resolved the asset quality issues which ultimately resulted in a sale of the bank in October 2008 at two times book value despite a depressed market. Erwin’s experience brings a unique perspective to the Board including, but not limited to, banking, regulatory, governmental, financial and economic matters. Mr. Erwin is a graduate of Clemson University.

Samuel L. Erwin
Age Director Since Term Expiring	44 2009 2013

Business Experience: Mr. Goldstein has worked in the banking industry since 1963 in various capacities. In 2007, Mr. Goldstein partnered with three other individuals to form a bank holding company and private equity fund that invests in banks and financial service companies, CapGen Capital Advisors, LLC, and currently serves as a Principal. Immediately prior to this, he served as Chairman and Chief Executive Officer of a $6 billion bank holding company in the San Francisco Bay area from 2001-2006. His experience includes many years in commercial banks, savings and loan associations and other financial institutions including serving as Chief Executive Officer of numerous banks and thrifts. Mr. Goldstein’s extensive experience in the financial services industry and familiarity with helping institutions manage through difficult situations provides us with beneficial leadership and counsel.

Other Public Company Directorships: Mr. Goldstein currently holds the following directorships:

¡     F.N.B. Corporation;

¡     Seacoast Banking Corp. of Florida; and

¡     Hampton Roads Bankshares, Inc.

Additional Information:

Through the various capacitates in which he has served during his career, Mr. Goldstein has become nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances. He is also highly regarded for identifying new opportunities for investment in community and regional banking.

A consistently successful investor for himself and others, Mr. Goldstein has been a senior executive and/or director at 14 financial institutions over a career that has spanned more than 40 years. Mr. Goldstein is often the “first call” when community and regional banks encounter difficulties that require outside operational and investing expertise. His network of relationships in banking and financial services is a key competitive feature of the CapGen Program.

Mr. Goldstein recently spearheaded the merger of Bay View Capital Corp, San Mateo, California, and Great Lakes Bancorp, Buffalo, New York. Bay View was the most recent in a series of turnarounds and recapitalizations which he engineered. This company was a deeply troubled $5 billion bank holding company which had lost credibility with regulators and shareholders. Mr. Goldstein was elected Chief Executive Officer of the company in 2001 bringing with him a seasoned team of banking professionals and an infusion of $137 million of equity capital raised through institutional investors who had participated with him in prior engagements. The resultant company returned to financial health, regained credibility, and provided the participants with a significant return on their investment.

Throughout his tenure, first as Chief Executive Officer and later as Chairman of Bay View, Mr. Goldstein was also fully engaged in other banking activities. He co-authored the 2003 spin-off of the Florida subsidiary of F.N.B. Corporation into a second publicly traded entity which has subsequently been acquired. Mr. Goldstein was an original investor, founder, and board member of RS Group Holdings, a privately owned and operated trust services company which was subsequently sold to another financial services company. Mr. Goldstein was a founder and director of the publicly-held Luminent Mortgage

Robert B. Goldstein
Age Director Since Term Expiring	71 2010 2014

Capital Corp., which was converted to a partnership and Mr. Goldstein has no interest in the continuing business, now called Cobalt Holdings.

Mr. Goldstein is the Chairman of the Board of Directors of The BANKshares, Inc. and a director of its subsidiary, BankFIRST of Winter Park, FL. The BANKshares, Inc. is a privately-owned bank holding company doing business in the greater Orlando and Brevard County areas of Florida.

Previously, Mr. Goldstein successfully raised capital, injected new management, and reenergized banks and thrifts in Connecticut, New Jersey, New York, and Pennsylvania. These activities have earned him a widely known and respected reputation in the domestic financial services industry.

As a private investor, Mr. Goldstein has also invested in de novo banks, recapitalizations of existing institutions, and has recently served as one of the advisors and directors facilitating the successful geographic spin-off of a commercial bank into a separate holding company creating a substantial improvement in the combined equity value of the two related organizations.

Mr. Goldstein is a graduate of Texas Christian University. He also served for seven years on the faculty of the Southwestern Graduate School of Banking at Southern Methodist University.

Business Experience: Mr. Hopkins has served as owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000. Prior to 2000, Mr. Hopkins was employed for 26 years at Owens Corning, a Fortune 500 company, the last 10 of which he served as an officer.

Other Public Company Directorships: None

Additional Information: As the owner and officer of two companies during the past 36 years, including recently with a company involved in real estate activities, Mr. Hopkins brings leadership and business management experience to the Board. In addition, he has extensive expertise that he gained through this business experience as well as through his current service as a member of the Company’s Compensation, Corporate Governance and Nominating, and Regulatory Oversight and Risk Management Committees. Mr. Hopkins serves as Chairman of the Board for the South Carolina Technology and Aviation Center and Anderson University, and serves on the Board of the Greenville County Research and Technological Development Corporation. Mr. Hopkins also serves as Director of the National Clean Transportation Technology and Innovation Center. Mr. Hopkins provides entrepreneurial experience to the Board, which is important to our many consumer businesses. Mr. Hopkins is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

John D. Hopkins, Jr.
Age	60
Director Since	2004
Term Expiring	2014

James J. Lynch Age	62

Business Experience: Mr. Lynch has over 36 years of bank management experience. Since 2007, he has served as Managing Partner of Patriot Financial Partners, L.P., a private equity investment fund focusing on investments in the community banking sector throughout the United States. Mr. Lynch was a founding partner of this fund. Prior to Patriot, from 2003 to 2007, he served as Vice Chairman of Sovereign Bancorp and Chief Executive Officer of the Mid-Atlantic Division for Sovereign Bank.

Other Public Company Directorships: Mr. Lynch currently holds the following directorships:

¡     Heritage Oaks Bancorp (Heritage Oaks Bank); and

¡      Cape Bancorp (Cape Bank).

Additional Information: Mr. Lynch has considerable experience in and knowledge of the capital markets, as well as significant executive level banking experience, which is valuable to the board of directors in its assessment of the Company’s sources and uses of capital. Mr. Lynch is active in several professional and civic organizations and is a graduate of LaSalle University in Philadelphia. His graduate studies were at Drexel University. He received an Honorary Doctorate from La Salle University in 2010.

In addition to the public company directorships summarized above, Mr. Lynch holds several private and not-for-profit directorships.

Director Since Term Expiring	2010 2013

Business Experience: From 2003 until November 2007, Ms. Sosebee served as regional director with AT&T South Carolina (formerly Southern Bell and BellSouth). From November 2007 until 2010, Ms. Sosebee has served as Director of External Affairs for AT&T South Carolina, a communications holding company. Since that time, she has held the position of Director of Governmental Affairs.

Other Public Company Directorships: None

Additional Information: Ms. Sosebee brings extensive leadership and business management skills to the Board obtained through her years of employment with AT&T. During her tenure, she has managed various teams within South Carolina including a marketing, sales and servicing organization including oversight of the compensation plan. Additionally, she has managed external affairs, public relations, and philanthropy. Through her current capacity as Director of Governmental Affairs for AT&T, she manages a team of external lobbyists and directs public policy for the Company’s South Carolina region. This experience provides valuable insight to the Board on regulatory issues. Accordingly, Ms. Sosebee chairs the Board’s Regulatory Oversight and Risk Management Committee as well as its Trust Committee. Ms. Sosebee has served on and chaired various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Ms. Sosebee serves on the Audit Committee. Ms. Sosebee is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

Ms. Sosebee holds several not-for-profit directorships.

Jane S. Sosebee
Age Director Since Term Expiring	55 2006 2014

Business Experience: In 2007, Mr. Sullivan joined with three other individuals to form a bank holding company and private equity fund that invests in banks and financial services companies, CapGen Capital Advisors, LLC, and currently serves as Managing Director. Immediately prior to this, he served as a senior advisor to the global financial services practice of a “big four” accounting firm.

Other Public Company Directorships: Mr. Sullivan currently holds the following directorships:

¡      Jacksonville Bancorp Inc. (Chairman of Audit Committee); and

¡      Hampton Roads Bankshares (Board Observer).

Additional Information: Mr. Sullivan has extensive experience and a diverse background in all facets of bank and financial management. He served as Chairman, President, Chief Executive, and Chief Operating Officer of various financial institutions in the New York metropolitan area, including Hamilton Bancorp, River Bank America (East River Savings Bank), Continental Bank, and the Olympian New York Corp.

Mr. Sullivan has gained a reputation as a business turnaround specialist with strong allegiances to both investors and customers, having resuscitated ailing institutions and facilitated their mergers with stronger financial companies, generating superior returns for his investors. Mr. Sullivan has been a “first call” executive for many bank regulators when trouble surfaces at a regulated entity. His leadership as well as his operational and financial expertise is integral to the success of the CapGen investment program.

Mr. Sullivan is a senior advisor and member of the advisory board for New York State’s largest de novo banking effort, Signature Bank. Prior to joining CapGen, he served as a senior advisor to the global financial services practice of a “big four” accounting firm. In this capacity, he provided guidance and thought leadership to some of the firm’s largest financial services clients on banking matters, such as merger and acquisition activity, capital transactions, regulatory issues, credit quality, and credit risk. He is frequently called upon to provide guidance and expertise in highly complex financial and operational situations for banks and other financial services companies.

Mr. Sullivan has successfully raised capital at all of the banks with which he has been affiliated and is a member of or a board observer on a number of corporate boards and serves on the Audit, Compensation, Loan, and Executive Committees on several of those entities.

Mr. Sullivan is a graduate of Niagara University and a Certified Public Accountant.

Mr. Sullivan has significant operational banking experience as well as input into capital markets activities and provides the Board with input on critical strategic decisions.

John P. Sullivan
Age Director Since Term Expiring	55 2010 2014

Other than Messrs Dixon and Erwin, for which disclosure was provided above, the following provides information regarding our other executive officer:

Business Experience: Mr. Jones serves as Chief Financial Officer (since February 2011) and Chief Accounting Officer (since November 2010) of Palmetto Bancshares, Inc. and The Palmetto Bank. Prior to joining the Company, Mr. Jones was employed by The South Financial Group from 2004 to 2010, most recently as Executive Vice President—Director of Finance and Investor Relations. While at The South Financial Group, Mr. Jones also served in the role of Senior Vice President—Director of Money Markets and Derivatives. Between 2001 and 2004, Mr. Jones served as Chief Financial Officer and Senior Vice President—Corporate Development for CNB Florida Bancshares, Inc. (acquired by The South Financial Group in 2004). Mr. Jones served in various capacities for Bank of America from 1997 until 2001. Prior to his service with Bank of America, he served in financial reporting roles for two companies. Mr. Jones began his career with Price Waterhouse LLP in 1990.

Additional Information: Mr. Jones has extensive accounting and financial reporting expertise from his years of business experience and has worked with small community banks to some of the largest national banks. His background has provided him with substantial banking, regulatory, management and financial reporting, and risk management experience. Mr. Jones received a Bachelor of Business Administration with a major in accounting from the University of North Florida and a Master of Accounting degree from the University of Florida and is a Certified Public Accountant.

Mr. Jones serves on the Board of Directors of a not-for-profit entity.

Roy D. Jones
Age	43

Family Relationships

There are no family relationships among members of our Board of Directors.

DIRECTOR COMPENSATION

The following table provides information on 2011 compensation for non-management directors. The Company offers reimbursement to directors for expenses incurred in their Board service including the cost of attending Board and committee meetings. Effective January 1, 2010, no management directors receive compensation for their Board service. In addition, Mr. Erwin and Mr. Dixon have not received any director compensation for their Board service since appointment in 2009.

On June 28, 2011 (the “Effective Date”), we completed a one-for-four reverse stock split of our common stock. In connection with the reverse stock split, every four shares of the issued and outstanding common stock of the Company at the Effective Date were exchanged for one share of our newly issued common stock. Fractional shares were rounded up to the next whole share. Unless otherwise noted, all share amounts prior to the Effective Date have been retroactively restated to reflect the reverse stock split.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Michael D. Glenn	24,500	15,200	—	39,700
Robert B. Goldstein *	18,000	10,000	—	28,000
John D. Hopkins, Jr.	22,000	15,200	—	37,200
James J. Lynch *	18,000	10,000	—	28,000
L. Leon Patterson	28,000	10,000	45,794	83,794
Jane S. Sosebee	22,000	15,200	—	37,200
L. Stewart Spinks	22,000	10,000	—	32,000
John P. Sullivan *	18,000	10,000	—	28,000
J. David Wasson, Jr.	20,500	10,000	—	30,500

*	For purposes of this table, compensation allocated to an affiliate of the above named director has been included in the director’s compensation totals.

To assist in the determination of compensation to our directors, in 2010 the Company engaged a national benefits consulting firm to perform a review of the director compensation including a peer comparison to other banks of similar asset size and business activities. The compensation paid to our directors in 2011 is consistent with the results of the review.

Fees Earned or Paid in Cash

During 2011, members of the Board received monthly cash fees of $1,500. Directors of the Company also serve on the Board of the Bank and receive no additional compensation related to their service on the Bank’s Board. If a director misses more than one Board meeting in a calendar year and the Board does not excuse such absences, the director forfeits his or her monthly fee. During 2011, no directors forfeited monthly fees as a result of unexcused absences. The Chairman, Committee chairpersons and the Lead Director are paid incremental annual retainers in cash for the additional time required to fulfill the duties and responsibilities of those roles. Effective with the naming of an independent Chairman of the Board in January 2012, the role of Lead Director is currently not being filled.

Messrs Goldstein and Sullivan retain 20% of their director fees with the remaining 80% being paid to CapGen. Patriot retains 100% of the director fees relative to Mr. Lynch’s service as a member of the Board.

Stock Awards

Board members receive an annual retainer of $10,000 in common stock of the Company. This retainer is compensation for services provided as directors including, but not limited to, committee membership and related responsibilities. To date, these shares have been taken from reserves for the Company’s 2008 Restricted Stock Plan and vest immediately upon grant. Prior to January 1, 2011, the annual retainer was paid in cash.

1997 Stock Compensation Plan

Stock option awards have been granted to management and directors under the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan. The Plan terminated in 2007, and no options have been granted under the Plan since then. However, the termination did not impact options previously granted under the Plan. All stock option awards granted had a vesting term of five years and an exercise period of ten years. Under the Plan, the Company could grant nonqualified stock options and incentive stock options. Options granted to management were considered incentive stock options, while options granted to directors were nonqualified stock options.

2008 Restricted Stock Plan

Under the 2008 Restricted Stock Plan, 62,500 shares of common stock were initially reserved for issuance subject to its anti-dilution provisions. Forfeitures are returned to the available pool of common stock for future issuance. Generally, the recipient will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the Company will retain custody of the stock certificate and the recipient may not sell, transfer, pledge or otherwise dispose of the restricted stock until the forfeiture restrictions have expired. Directors are eligible to participate in the 2008 Restricted Stock Plan. When the Board and shareholders approved the 2008 Restricted Stock Plan, guidelines for restricted stock awards included the following relative to directors:

Appointment or election of new directors to the Board—250 shares

Reelection of sitting directors to the Board—500 shares

These were general guidelines for restricted stock awards under the plan and actual grants must be approved by the Compensation Committee. Shares of restricted stock granted under the 2008 Restricted Stock Plan are subject to restrictions requiring continuous service for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends.

Prior to 2011, restricted stock granted to directors under the 2008 Restricted Stock Plan generally had a five-year vesting period. Beginning in 2011, with the exception of annual retainer grants that vest immediately, restricted stock granted to directors under the 2008 Restricted Stock Plan generally had a three-year vesting period designed to coincide with director service terms.

Beginning in 2012, restricted stock awards to directors upon initial appointment and reelection to the Board will continue to be granted with vesting periods to coincide with director service terms, but have been changed to require a director to purchase shares of our common stock on the open market to be eligible to receive a matching grant of restricted stock awards. The matching grants at initial appointment and reelection are capped at an economic value of $10,000. We believe the requirement for directors to purchase common stock to be eligible for matching grants encourages their incremental ownership in the Company and therefore further alignment with shareholder interests.

Awards under this plan are not transferrable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act or the rules of the plan.

For awards of common stock, the aggregate grant date fair value is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Annual retainer awards were granted on January 1, 2011 at which time the fair value of the Company’s common stock was $10.40 per share. On June 3, 2011, awards of common stock were granted to Mr. Glenn, Mr. Hopkins and Ms. Sosebee upon their reelection to the Board at the May 2011 shareholder meeting at which time the fair value of the Company’s common stock was $10.40 per share.

2011 Stock Incentive Plan

In May 2011 at the 2011 Annual Meeting of Shareholders, the shareholders approved the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan allows the Board to grant a total of 500,000 stock options and / or restricted stock awards to management and directors. As of February 24, 2012, no stock options or restricted stock awards had been awarded to non-management directors from the 2011 Stock Incentive Plan. See Executive Compensation for disclosure of 2011 grants under the 2011 Stock Incentive Plan to named executive officers.

All Other Compensation

As part of the succession plan adopted by the Board, Mr. Patterson retired from his management position of Senior Executive for Strategic Development of the Company effective December 31, 2010. Following his retirement, Mr. Patterson entered into a consulting arrangement pursuant to which he became a non-management consultant to the Company during 2011. In connection with this role, Mr. Patterson assisted the Company with community, client and shareholder relations. Under the written consulting agreement, Mr. Patterson provided 16 hours per week of consulting services to the Company for an annual fee of $37,000. In addition, the Company continued to pay the life insurance premium for a term life insurance policy on Mr. Patterson during 2011. These premiums totaled $8,794 during 2011. The consulting agreement with Mr. Patterson expired on December 31, 2011.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. Since 2009, as part of its ongoing self-assessment process and in light of the Company’s poor financial results, the Board focused on its governance roles and processes to improve the risk management oversight of the Company, refine the roles and responsibilities of the Board and Board Committees, and support an overall healthy corporate culture. In 2009, the Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. In 2010 and 2011, the Board and Board Committees updated this self-assessment and made additional improvements. The results of the Board’s self-assessments and enhancements to its oversight of the Company are described in more detail below.

Codes of Ethics

Each member of the Board is held to the standards outlined in the Code of Ethics for Senior Management, Board of Directors and Senior Financial Officers, which states our policy and standards for ethical conduct and our expectation that all subjected parties will act in a manner that serves the best interests of the Company. We expect all of our teammates to adhere to these standards of ethics and business conduct with other teammates, clients, shareholders, and the communities we serve and to comply with all applicable laws, rules and regulations that govern our business. Accordingly, we have in effect a code of ethics for all teammates. Shareholders and other interested persons may view our codes of ethics on our website, www.palmettobank.com.

Director Election Standard

Our Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

Director Independence

Annually, the Board affirmatively determines the independence of each director and each nominee for election as a director based on NASDAQ rules. It is important for investors to have confidence that individuals serving as independent directors do not have a relationship with the Company that would impair independence. The Board has a responsibility to make an affirmative determination that no such relationships exist through the application of NASDAQ Listing Rule 5605.

To determine each director’s independence from management of the Company, the Board considered information in 2011 regarding banking and financial services, commercial, charitable, familial and other ordinary course relationships with the Company. The Board also considered relationships between each director, his or her respective immediate family members and / or certain entities affiliated with such directors and immediate family members and the Company. After reviewing this information, the Board determined that during 2011, except for Mr. Dixon and Mr. Erwin, who were employed by the Company during 2011, and L. Leon Patterson, who was formerly employed by the Company through 2010, all current directors and director nominees were independent under the NASDAQ rules. Currently, nine of the Board’s eleven directors are non-management directors of which eight are independent under the NASDAQ rules.

The Board has considered and determined that the following types of relationships between a director, his or her immediate family members and / or certain entities affiliated with a director and his or her immediate family members and the Company are not material relationships for purposes of determining whether a director is independent:

•

A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A business relationship, transaction, or arrangement involving property or nonfinancial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices or other premises), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company, and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

•

Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•

Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•

Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

The Board determined that there were no such relationships that impaired the independence of any current directors or director nominees.

Board Leadership Structure and Independent Lead Director

Prior to 2010, Mr. Patterson served as Chairman and Chief Executive Officer of the Company. In 2010, the offices of the Chairman and the Chief Executive Officer were separated with Mr. Patterson serving as Chairman and Mr. Erwin serving as Chief Executive Officer. Messrs Patterson and Erwin served in these capacities during 2011 as well. In light of Mr. Patterson’s decision to retire from the Board at the expiration of his current term in May 2012, Mr. Glenn was selected to serve as Chairman effective January 1, 2012. Prior to being appointed as Chairman, Mr. Glenn served as the Board’s Lead Director. As the Lead Director, Mr. Glenn’s duties and responsibilities included, among other things, the following:

•	Together with the Chairman and CEO, with input from the other directors, approving Board meeting agendas;

•	Together with the Chairman and CEO, with input from the other directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•

Presiding at executive sessions or special meetings of independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman and CEO;

•	Calling executive sessions of the Board of the independent directors and advising the Chairman and CEO of actions or deliberations at such sessions;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•

Facilitating communication between the Board and management, including advising the Chairman or the CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and shareholders;

•	Acting as a “sounding board” and mentor to the Chairman and CEO;

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members; and

•	Serving as the Chairman of the Corporate Governance and Nominating Committee of the Board.

Effective January 2012, in conjunction with the election of Mr. Glenn as Chairman of the Board, the role of Lead Director is not currently being filled.

We believe it is the Chief Executive Officer’s responsibility to manage the day to day operations of the Company and the Chairman’s responsibility to lead the Board. In making the decision for these roles to be separate, we currently believe it is beneficial to have a Chairman whose sole job is leading the Board and providing oversight to management. Additionally, the Board considered the time required of Mr. Erwin to devote as Chief Executive Officer in the current economic environment. By having another director serve as Chairman of the Board, Mr. Erwin is able to focus his attention on managing the Company. This also ensures there is no duplication of effort between the Chief Executive Officer and the Chairman. The Board believes that separating the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Glenn’s and Mr. Erwin’s experience and knowledge regarding the Company and the financial services industry including by allowing them to lead and participate in, respectively, Board discussions regarding the Company’s business and strategy. We also believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our Board, clients, teammates and other stakeholders.

The Company is a financial institution and both Mr. Glenn and Mr. Erwin have extensive years of banking experience at the Company (through Board and management experience, respectively) as well as other financial institutions (see Election of Directors, Director Nominees for Election above for discussion regarding the business experience of Mr. Glenn and Mr. Erwin) and have the knowledge, expertise and experience to understand the opportunities and challenges facing the Company as well as the leadership and management skills to promote and execute the Company’s values and strategy, particularly during the current difficult economic environment.

The Board’s Role in Risk Oversight

The role of the Board in risk oversight has become increasingly important given the economic challenges of the past few years and as public expectations for board engagement increased. Risk is a pervasive part of everyday business and organizational strategy, and the complexity and overall pace of change have increased the volume and complexities of risks facing financial institutions. The financial services crisis and challenging economy over the past few years, including the significant impact on the banking industry, have demonstrated that the Board must play a critical role in overseeing the risk management of the Company.

The challenge facing boards is how to effectively oversee an organization’s enterprise-wide risk management in a way that balances risks while also taking appropriate risks that add value to an organization. As a result of the financial crisis that impacted the Company starting in early 2009, management and the Board are increasingly focused on enterprise risk management to better connect risk oversight and shareholder value. Enterprise risk management is a process that provides a robust and holistic top-down view of key risks facing the Company, including a more proactive and forward-looking approach to identify and manage risks before they negatively impact the Company. Through a more intentional and structured risk management approach, we believe the Board is better positioned to ensure the achievement of the Company’s strategic objectives that will result in improved longer-term Company performance.

The Board plays a critical role in overseeing our enterprise-wide approach to risk management. Management is accountable to the Board, and the Board’s focus on effective risk oversight is critical to setting the tone and culture towards effective risk management through strategy setting, formulating high level objectives and approving broad-based resource allocations and investments. The Board uses its Committees to carry out certain of its risk oversight duties. While risk oversight is a responsibility of the entire Board, a key component of this process is ensuring that the appropriate Board Committees address the relevant risks in their areas of governance while focusing on strategic risk issues in full Board discussions. The Board committee primarily charged with enterprise risk management is the Regulatory Oversight and Risk Management Committee. See Corporate Governance, Committees of the Board below for a discussion of how each of the Board’s Committees is responsible for oversight of specific risks as outlined in each of its charters.

Each Board Committee and its chairperson work with management in overseeing particular risks, and each Committee receives reports and information regarding risk issues directly from management. Committee chairpersons also talk with management outside of regular Committee meetings and receive updates on risk issues. The full Board receives written and oral reports at each of its meetings from the Committee chairpersons about Committee activities. The Board and each Committee also regularly meet in executive session without management present.

While the Board oversees the Company’s enterprise risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

To improve further the Company’s risk management approach, in 2009, the Board appointed a Chief Risk Officer for the Company and the Bank. The Chief Risk Officer reports to the Board at each regular Board meeting and also attends Committee meetings of the Board periodically to discuss risk and internal control issues. In addition, beginning in 2010 and continuing through 2011, the various lines of business and support groups of the Company prepare monthly dashboards to inform the Board and Commitees about specific risk information and trends.

The Company believes that increased engagement by the Board in enterprise risk management will improve our overall risk management approach and avoid the recurrence of the significant negative issues that impacted the Company over the last three years. The Board will continue to focus on significant risk exposures and the inter-related nature of risks across the Company.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. Therefore, the Board has established the procedures described below for shareholder communications with directors.

Shareholders may communicate with the Chairman of the Board, chairpersons of the Board’s Committees or with the directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. The email or written correspondence should specify which of the foregoing persons or group is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its Committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive or is otherwise not appropriate for delivery to the intended recipient.

The recipient who ultimately receives any such communication has discretion to determine whether the subject matter of the communication should be brought to the attention of the Chairman of the Board, full Board or one of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

The Corporate Governance and Nominating Committee is responsible for managing the director nomination process, which includes identifying, evaluating and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the Corporate Governance and Nominating Committee’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite expertise who will act as directors in the best interests of the Company and its shareholders. As required by its charter, the Corporate Governance and Nominating Committee reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience and various geographic and demographic communities represented by current members. The Corporate Governance and Nominating Committee also reviews Board self-evaluations and skills matrixes with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates and other anticipated events that may impact a director’s continued ability or desire to serve.

Although the Corporate Governance and Nominating Committee does not have a specific policy regarding diversity, the Corporate Governance and Nominating Committee will consider, in identifying first-time candidates, nominees for director or evaluating individuals recommended by shareholders, the current composition of the Board in light of the communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. The Corporate Governance and Nominating Committee incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process to ensure that the Board’s composition reflects the particular needs of the Board and the Company, and the Corporate Governance and Nominating Committee and the Board

monitor its effectiveness through the Corporate Governance and Nominating Committee’s and Board’s self-evaluation process. As described above under Election of Directors, Director Nominees for Election, the Corporate Governance and Nominating Committee and the Board believes that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.

The Corporate Governance and Nominating Committee identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman, our Chief Executive Officer and our contacts in the communities we serve. The Corporate Governance and Nominating Committee also has the authority to conduct a formal search using an outside search firm selected and engaged by the Corporate Governance and Nominating Committee to identify potential candidates. While the Committee may receive nominations from the Chairman or Chief Executive Officer, the Committee retains the sole discretion to determine whether these candidates will be nominated for appointment to the Board.

The Corporate Governance and Nominating Committee and the Board strive to maintain a Board that demonstrates objectivity and integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating a director candidate:

•	A reputation for integrity, honesty, candor, fairness and discretion;

•	A high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to banking;

•	A knowledge, or willingness and ability to obtain knowledge, of the critical aspects of banking; and / or

•	Experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation.

Additionally, nominees for the Board should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: corporate business acumen, strategic planning, banking, accounting and finance, legal, corporate governance, leadership development, crisis management expertise, geographical market influence, governmental and regulatory relations, mergers and acquisitions, information technology, investor relations, human resources and marketing.

The Corporate Governance and Nominating Committee will determine, in its discretion after considering all factors it considers appropriate, whether a potential nominee meets these qualifications and also will consider the composition of the entire Board in light of the various other factors described above. If a candidate passes this initial review, the Corporate Governance and Nominating Committee will arrange an introductory meeting with the candidate and our Chairman, Chief Executive Officer, the Corporate Governance and Nominating Committee Chairperson and/or other directors to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the Corporate Governance and Nominating Committee, together with several members of the Board, our Chairman, our Chief Executive Officer, and, if appropriate, other key executives of the Company then conduct an interview with the candidate. If the Board and the candidate are both interested in proceeding, the candidate will provide additional information for use in determining whether the candidate satisfies the requirements applicable to members of the Board and its Committees and for making any required disclosures in our Proxy Statement. Assuming a satisfactory conclusion to the process outlined above, the Corporate Governance and Nominating Committee then presents the candidate’s name for approval by the Board or for nomination for approval by the shareholders at the next shareholders meeting, as applicable.

The Corporate Governance and Nominating Committee will consider an individual recommended by one of our shareholders for nomination as a new director if the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our Bylaws and as described under Shareholder Information for Future Annual Meetings, Advance Notice Procedures. In order for the Corporate Governance and Nominating Committee to consider a shareholder-proposed nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, by sending an email to directorcommunications@palmettobank.com or written notice to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. All such submissions must include the following information:

•	The shareholder’s name and address and the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns, if applicable;

•

Sufficient information about the nominee’s experience and qualifications for the Corporate Governance and Nominating Committee to make a determination whether the individual would meet the qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Our Corporate Secretary will present all shareholder-proposed nominees to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder nominee as the Corporate Governance and Nominating Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Board and Committee Meetings; Shareholder Meeting Attendance

We have not established a formal policy regarding director attendance at annual meetings of shareholders; however, all directors are expected to attend each annual shareholders meeting. Directors are also expected to attend all Board meetings and meetings of Committees on which they serve. A majority of the directors and all nominees for director in 2011 attended the annual meeting of shareholders in May 2011.

The Board held 12 meetings during 2011. Each director attended at least 75% of the total number of 2011 meetings of the Board and Committees on which he or she served. As part of its governance practices, the Board met in executive session chaired by the Lead Director without management during all of its 2011 meetings.

Committees of the Board

The Board has established six Committees. These Committees act on behalf of the Board and report on their activities to the entire Board through written meeting minutes and oral reports. The following table provides Committee membership information for each of the independent directors as of the date of this Proxy Statement.

Name	Audit		Compensation		Corporate Governance and Nominating		Credit		Regulatory Oversight and Risk Management		Trust
Michael D. Glenn					X		X		X
Robert B. Goldstein					X		X		X
John D. Hopkins, Jr.			X		X	*	X	*
James J. Lynch					X
L. Leon Patterson									X
Jane S. Sosebee			X						X	*	X	*
L. Stewart Spinks	X	*					X				X
John P. Sullivan	X		X
J. David Wasson, Jr.	X		X	*							X

Meetings during 2011	8		7		5		12		12		4

*	Committee Chairperson

Each Committee of the Board operates under a written charter that addresses its purpose, authority and responsibilities and contains other provisions relating to, among other matters, membership and meetings. The Committee charters require the Committees to review their performance annually. During 2011, the Committees also reviewed and assessed the adequacy of their charters and the Board approved all charter amendments in January 2012. The Committee charters are posted on our website which may be viewed at www.palmettobank.com. Annually, each Committee also develops written annual Committee objectives and reports to the Board their progress on achieving those objectives.

Audit

The Audit Committee’s primary role is to assist the Board in fulfilling its oversight of the accounting and financial reporting processes of the Company, including the preparation of the Company’s financial statements in accordance with generally accepted accounting principles, rules of the SEC and banking regulatory rules. The Audit Committee’s primary roles are to:

•	Monitor the integrity of the Company’s financial statements and the financial reporting process including the Company’s internal control over financial reporting;

•	Monitor the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures;

•	Monitor the independent registered public accounting firm’s qualifications, independence and performance;

•	Appoint, compensate, approve and oversee the work of any independent registered public accounting firm; and

•	Monitor the performance of the Company’s internal audit function.

The Audit Committee also performs the Audit Committee and fiduciary functions required for the Bank in accordance with federal banking regulations. Additionally, the Audit Committee prepares the Audit Committee Report included in our annual Proxy Statement in accordance with SEC rules.

The Company is committed to complying with applicable securities laws and regulations, accounting standards, and maintaining effective internal control over financial reporting. In order to facilitate the reporting of concerns and complaints, the Company’s Audit Committee has written policies for the receipt, retention, and treatment of such matters received by the Company regarding accounting, internal control over financial reporting, and other matters. The Company also has written policies for the confidential, anonymous submission by teammates of concerns regarding questionable accounting or other matters.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Under its charter, the Audit Committee must have a minimum of three independent members. Each of the three Audit Committee members is independent under the NASDAQ rules. Additionally, no Audit Committee members serve on the audit committee of more than three public companies. The Audit Committee meets at least quarterly and may call special meetings. As permitted by its charter, the Audit Committee has delegated preapproval authority for audit and permissible nonaudit services to a designated member of the Audit Committee for time-sensitive engagements.

During 2011, the independent members of the Audit Committee met regularly in executive session with the Chief Internal Auditor and with the independent registered public accounting firm. The Audit Committee believes that these meetings ensure that the Audit Committee has direct access to information needed to monitor the Company’s processes as described above.

Audit Committee Financial Expert

The Board has determined that John P. Sullivan is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K under the Securities Exchange Act of 1934. Mr. Sullivan is “independent” as defined in Item 407(a) of Regulation S-K.

Compensation

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility includes the:

•	Evaluation of the Chief Executive Officer, and compensation and remuneration of the named executive officers;

•	Oversight of the Company’s officer incentive plans;

•	Reviews and recommendations related to the Company’s benefit plans; and

•	Recommendations related to Board compensation.

The Compensation Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual Proxy Statement.

The Compensation Committee’s guiding philosophy is as follows with a focus on ensuring compensation practices are aligned with sound risk management:

•	Use its best efforts to develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders;

•

Ensure that compensation policies, including any incentive compensation, appropriately balance risk and reward and are compatible with the effective controls and risk management that the Company has established and do not encourage inappropriate risks that could lead to a material financial loss for the Company; and

•

Monitor the results of such policies to assure that compensation payable to the Company’s senior management team provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance and is justified by the returns available to shareholders particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

In discharging its duties, the Compensation Committee is empowered to investigate any matter within the scope of its responsibilities. The Compensation Committee has resources and authority appropriate to discharge its duties and responsibilities including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of the named executive officers’ compensation, this authority is vested solely in the Compensation Committee.

Where legally permissible, the Compensation Committee also has the authority to delegate its responsibilities as it may deem necessary or appropriate in its sole discretion.

Under its charter, the Compensation Committee must have a minimum of three independent members. The Compensation Committee meets at least annually and may call special meetings.

For information about director compensation and the Compensation Committee’s involvement in its determination, see Director Compensation above.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee’s primary role is to assist the Board in fulfilling its responsibilities with respect to Board and Committee membership, shareholder proposals, and corporate governance practices. Specifically, the Corporate Governance and Nominating Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and Committee membership and recommend to the Board proposed nominees for election to the Board and for membership on Committees of the Board;

•

Make recommendations to the Board regarding proposals submitted to the Board and/or Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company;

•	Make recommendations to the Board regarding corporate governance practices;

•	Monitor the Board’s and the Company’s compliance regarding corporate governance policies; and

•	Lead the Board in its annual review of the performance of the Board, Committees and directors.

Under its charter, the Corporate Governance and Nominating Committee must have a minimum of three independent members. The Corporate Governance and Nominating Committee meets at least twice annually and may call special meetings.

Credit

The Credit Committee’s primary role is to ensure consistency in the assessment and management of credit risk. Specifically, the Credit Committee:

•	Monitors the Bank’s loan approval process and its loan review program;

•	Monitors the Bank’s allowance for loan losses and its problem loan management program;

•

Approves the Bank’s lending related policies (including matters such as bank-wide credit policy and risk management guidelines, concentration limits and imposition of limitations on lending categories or sub-groups); and

•	Approves certain loans based on the amount of the loan or director loans.

Under its charter, the Credit Committee must have a minimum of two independent members. The Credit Committee typically holds monthly meetings and may call special meetings.

Regulatory Oversight and Risk Management

The purpose of the Regulatory Oversight and Risk Management Committee is to:

•	Oversee regulatory compliance;

•	Serve as the liaison between the banking regulatory agencies and the Board;

•	Oversee the execution of the Strategic Project Plan adopted in 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations and communication;

•	Oversee the overall enterprise risk management program for the Company including appropriate risk reporting to the Board; and

•	Oversee the asset liability management of interest rate risk and liquidity risk, including the Company’s investment securities portfolio.

Under its charter, the Regulatory Oversight and Risk Management Committee must have a minimum of three independent members. The Regulatory Oversight and Risk Management Committee typically meets monthly, although the Committee will meet as often as considered necessary in the judgment of the Committee.

Trust

The purpose of the Trust Committee is to:

•	Evaluate and approve the actions taken by the Trust Officers and the Trust Department’s Administrative and Investment Committees;

•	Oversee the fiduciary role of the Trust Department, account maintenance, investment discretion and any other matters, as necessary; and

•	Ensure compliance with all regulatory regulations.

Under its charter, the Trust Committee must have a minimum of three members. The Trust Committee meets at least quarterly and may call special meetings.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Transactions with Related Persons

Lending and Other Ordinary Course Bank Services Transactions

The Company has had, and expects to have in the future, transactions in the ordinary course of the Company’s business with its directors, executive officers, principal shareholders and their related interests (collectively referred to as “related parties”). During 2011, several of the individuals included within the Security Ownership of Management table below, which may include some of their respective immediate family members and / or affiliated entities, had loans, other extensions of credit and / or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with the Bank. All of these lending, banking and financial services transactions were on substantially the same terms, including interest rates, collateral and repayment terms as those available at the time for comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has a written policy covering the review, approval or ratification of transactions with related parties. In the case of a proposed extension of credit to a related party, Officer’s Credit Committee’s approval is required for commitments totaling $500 thousand or less. The Board of Directors has approval authority for related party extensions of credit with aggregate commitments greater than $500 thousand. The related party extension of credit approval process includes a determination of whether the transaction or arrangement was undertaken in the ordinary course of business and whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party. If any member of the Board of Directors is a party-in-interest to the transaction, that member will recuse himself from the discussion and approval process.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to persons affiliated with the Bank was approximately $3.0 million at February 29, 2012.

Top-Tier Bank Holding Company Ownership

As of February 24, 2012, CapGen owns 44.9% of the Company’s outstanding common stock and is considered a top-tier bank holding company for Federal Reserve reporting purposes. As such, CapGen files certain reports with the Federal Reserve reflecting its investment in the Company.

Security Ownership of Management

The following table shows how many shares of common stock our current directors and nominees for director, our named executive officers named in the Summary Compensation Table below, and all directors and executive officers as a group owned on February 24, 2012 and the number of shares they had the right to acquire within 60 days of that date. This table also shows, as of February 24, 2012, the number of common stock units credited to the accounts of our non-teammate directors, named executive officers and all directors and executive officers as a group under the terms of the applicable benefit available to them.

	Amount and Nature of Ownership (1)
	(a)	(b)	(c)	(d)
Name (1)	Common Stock Owned (2)	Common Stock Units (3)	Options Exercisable within 60 days of February 24, 2012	Total	Percent of Common Stock (4)
Nonemployee Directors and Director Nominees
Michael D. Glenn	9,672	333	—	10,005	(5)
Robert B. Goldstein	684	150	—	834	(5)
John D. Hopkins, Jr.	48,000	500	250	48,750	(5)
James J. Lynch (6)	2,421,627	150	—	2,421,777	19.0%
L. Leon Patterson	143,981	—	—	143,981	1.1%
Jane S. Sosebee	4,859	500	1,250	6,609	(5)
L. Stewart Spinks	13,060	—	750	13,810	(5)
John P. Sullivan	684	150	—	834	(5)
J. David Wasson, Jr.	13,431	400	—	13,831	(5)

Named Executive Officers
Lee S. Dixon *	17,511	31,173	—	48,684	(5)
Samuel L. Erwin *	18,077	49,578	—	67,655	(5)
Roy D. Jones	175	2,325	—	2,500	(5)

Directors and Executive Officers as a Group (12 people)	2,691,761	85,259	2,250	2,779,270	21.8%

*	Also a director

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

(2)	For the following directors, named executive officers, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•	The number of shares of common stock beneficially owned by Mr. Glenn includes 2,375 shares held in an IRA account.

•

The number of shares of common stock beneficially owned by Mr. Hopkins includes 20,500 shares held in an IRA account, 2,000 shares owned by Mr. Hopkins’ wife and 500 shares held as custodian for his son and daughter.

•	The number of shares of common stock beneficially owned by Mr. Lynch includes 2,418,608 shares issued to Patriot for which Mr. Lynch is a Partner.

•

Of these shares of common stock beneficially owned, 7,873 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 13,504 shares and Mr. Patterson’s wife and her mother own 5,135 shares.

•

The number of shares of common stock beneficially owned by Ms. Sosebee includes 694 held in her name as trustee for the benefit of herself and 1,125 shares held in her husband’s name as trustee for the benefit of her husband.

•	The number of shares of common stock beneficially owned by Mr. Wasson includes 600 shares owned with his wife and 7,212 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Dixon includes 14,423 shares held in an IRA account and 100 shares held as custodian for his two daughters.

•	The number of shares of common stock beneficially owned by Mr. Erwin includes 250 shares held as custodian for his two sons.

(3)	The amounts shown include unvested shares of common stock allocated to the account of each individual under the Company’s 2008 Restricted Stock Plan as of February 24, 2012. The following table summarizes the vesting of these shares of common stock:

Name	Vesting Terms

Michael D. Glenn	500 shares granted June 3, 2011. 166 shares vested on August 6, 2011. 166 shares vest annually each August 6 through 2013.

Robert B. Goldstein	250 shares granted November 22, 2010. 50 shares vested on November 22, 2010 and November 22, 2011. 50 shares vest annually each November 22 through 2014.

John D. Hopkins, Jr.	500 shares granted June 3, 2011. 167 shares vested on June 3, 2012. 167 shares vest annually each June 3 through 2014.

James J. Lynch	250 shares granted November 22, 2010. 50 shares vested on November 22, 2010 and November 22, 2011. 50 shares vest annually each November 22 through 2014.

Jane S. Sosebee	500 shares granted June 3, 2011. 167 shares vested on June 3, 2012. 167 shares vest annually each June 3 through 2014.

John P. Sullivan	250 shares granted November 22, 2010. 50 shares vested on November 22, 2010 and November 22, 2011. 50 shares vest annually each November 22 through 2014.

J. David Wasson, Jr.	500 shares granted November 22, 2010. 100 shares vested November 22, 2011. 100 shares vest annually on November 22 through 2015.

Lee S. Dixon	1,875 shares granted October 20, 2009. 375 shares vested July 1, 2010 and July 1, 2011. 375 shares vest annually each July 1 through 2014.

Samuel L. Erwin	2,500 shares granted October 20, 2009. 500 shares vested July 1, 2010 and July 1, 2011. 500 shares vest annually each July 1 through 2014.

Roy D. Jones	875 shares granted November 29, 2010. 175 shares vested November 29, 2011. 175 shares vest annually each November 29 through 2015.

The amounts shown include unvested shares of common stock allocated to the account of each individual under the Company’s 2011 Stock Incentive Plan as of February 24, 2012. The following table summarizes the vesting of these shares of common stock:

Name	Vesting Terms

Lee S. Dixon	30,048 shares granted May 19, 2011. Shares vest annually beginning May 19, 2014 through May 19, 2016, provided the Company exits the Consent Order and achieves two consecutive quarters of net income prior to May 16, 2016.

Samuel L. Erwin	48,078 shares granted May 19, 2011. Shares vest annually beginning May 19, 2014 through May 19, 2016, provided the Company exits the Consent Order and achieves two consecutive quarters of net income prior to May 19, 2016.

Roy D. Jones	1,625 shares granted June 16, 2011. Shares vest annually beginning June 16, 2014 through June 16, 2016, provided the Company exits the Consent Order and achieves two consecutive quarters of net income prior to June 16, 2016.

(4)	The percentages of total beneficial ownership have been calculated based upon 12,744,001 shares outstanding as of February 24, 2012.

(5)	This director or named executive officer does not beneficially own more than 1% of our outstanding common stock.

(6)	Patriot Financial Partners, GP, L.P. is a general partner of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. and Patriot Financial Partners, GP, LLC is a general partner of Patriot Financial Partners, GP, L.P. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot Financial Partners, GP, L.P. and members of Patriot Financial Partners, GP, LLC. Accordingly, securities owned by Patriot may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

Security Ownership of Certain Beneficial Owners

We inquire of directors regarding their knowledge of beneficial owners who may own more than five percent of our common stock. The following table summarizes, as of February 24, 2012, persons or groups who beneficially owned more than five percent of the outstanding shares of our common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Shared Voting Power	Shared Investment Power	Percent of Common Stock *
CapGen Financial Partners	5,725,173	5,725,173	44.9%
280 Park Avenue
40th Floor West, Suite 401
New York, New York 10017

Patriot Financial Partners, L.P.	2,421,777	2,421,777	19.0%
Cira Centre
2929 Arch Street, 27th Floor
Philadelphia, Pennsylvania 19104

Sandler O’Neil Asset Management	987,527	987,527	7.7%
780 Third Avenue, 5th Floor
New York, New York 10017

*	The percentages of total beneficial ownership have been calculated based upon 12,744,001 shares of common stock outstanding as of February 24, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC. We are required to disclose in this Proxy Statement the failure to file these reports by any reporting person when due. Except as described in this paragraph, all reporting persons of the Company satisfied these filing requirements with regard to initial ownership and change in ownership reporting relative to 2011. The following table summarizes the number of nontimely reported transactions in 2011 and the number of reports over which the transactions were reported. In all cases, reports were subsequently filed and reporting requirements as of February 24, 2012 reflect all such transactions.

Name	Number of late reports	Number of late transactions
Nonemployee Directors
Michael D. Glenn	1	1
Robert B. Goldstein **	1	1
John D. Hopkins, Jr.	2	3
James J. Lynch ***	2	2
L. Leon Patterson	1	1
Jane S. Sosebee	1	2
L. Stewart Spinks	1	1
John P. Sullivan **	1	1
J. David Wasson, Jr.	1	2

Executive Officers
Lee S. Dixon *	—	—
Samuel L. Erwin *	—	—
Roy D. Jones	—	—

*	Also a director.

**	Robert B. Goldstein and John P. Sullivan serve as Principal and Managing Director of CapGen, respectively. Accordingly, nontimely reporting disclosures of CapGen are included in both Mr. Goldstein’s and Mr. Sullivan’s totals in the table above.

***	James J. Lynch is a general partner of the Funds and Patriot Financial Partners, GP, L.P. and members of Patriot Financial Partners, GP, LLC. Accordingly, nontimely reporting disclosures of Patriot are included in Mr. Lynch’s totals in the table above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overall Context for 2011 Compensation Program

During 2011, the Company’s compensation program was impacted by the Company’s financial performance and regulatory and legislative requirements including:

•	The Company incurred net losses in 2011, 2010 and 2009;

•	Continued changes to the Company’s senior management team which began with the hiring of a new executive management team in 2009;

•	Compliance with the Consent Order entered into by the Bank’s Board of Directors, the Federal Deposit Insurance Corporation and South Carolina State Board of Financial Institutions in June 2010;

•	The Company’s Private Placement completed in October 2010; and

•

Interagency Guidance on Sound Incentive Compensation Policies issued in June 2010 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) signed into law in July 2010. As part of the Dodd-Frank Act, Section 956 required expanded reporting on incentive compensation risk. Additional guidance to comply with Section 956 was subsequently issued in February 2011 as an Interagency Notice of Proposed Rulemaking.

Based on the Company’s financial results, the Company implemented an overall salary freeze effective May 1, 2009 through February 25, 2011 and then reinstated the salary freeze on March 1, 2012. Additionally, in 2011 and thus far in 2012, the Company continued the suspension of the corporate component of the annual cash incentive plan for officers, which was also suspended in 2009 and 2010. Beginning in 2012, the Company also suspended its regular ongoing match of teammate contributions under the 401(k) plan and replaced it with a potential discretionary contribution based on achieving an appropriate level of profitability. Thus far in 2012, the Company has also reduced additional perquisites and benefits for certain officers.

Compensation Committee and Process

The Compensation Committee is responsible for general oversight of personnel policies. This responsibility includes the compensation of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Risk Officer, and Chief Financial Officer (collectively referred to as “Executive Officers”); oversight of the Company’s officer incentive plans; oversight of the Company’s benefit plans; and recommendations related to the Board’s compensation.

The Chief Executive Officer does not determine his own compensation; however, the Committee considers his recommendations concerning those individuals that report to him.

The Committee also has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the performance of its functions. In 2010, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), a nationally recognized independent compensation consultancy with relevant experience in the banking industry, to conduct a formal review of the Company’s compensation and benefits programs. The scope of the review by Pearl Meyer included the following:

•	A review of the salary structure for all Company teammates, including salary grades, mapping of teammate positions to the grades, and the development of salary ranges within the grades;

•

A study of the total compensation (i.e., base salary, annual incentives and equity awards) for Company officers, including the Executive Officers. The study used survey data and a group of peer banks in making comparisons;

•

Recommendations for 2011 total compensation for the Executive Officers. Pearl Meyer considered the Company’s institutional ownership, evolving best practices and regulatory and legislative guidance in making its recommendations. This information was used by the Committee in determining compensation levels and the allocation of compensation between base salary annual incentives and equity awards; and

•	A review of teammate benefits.

Process of Determining Executive Officer Compensation

As part of a planned succession plan, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents, with the original expectation that they would assume their roles as Chief Executive Officer and Chief Operating Officer of the Company, respectively, on January 1, 2010. However, with the retirement of Mr. Stringer, the former Chairman of the Board and Chief Executive Officer of the Bank, and the President, Chief Operating Officer, and Chief Accounting Officer of the Company, on June 30, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank, effective July 1, 2009. Subsequently, Mr. Erwin was named Chief Executive Officer of the Company effective January 1, 2010. Mr. Dixon was also named Chief Risk Officer of the Company and the Bank in October 2009 and he served as the Chief Financial Officer of the Company and the Bank from July 2010 to February 2011. Mr. Jones was hired as Chief Accounting Officer of the Company and the Bank in November 2010 and was named Chief Financial Officer of the Company and the Bank in February 2011.

In the fall of 2010, the Compensation Committee reviewed the officer compensation study prepared by Pearl Meyer, in anticipation of making base salary and other compensation decisions in 2011. The study included compensation data and practices of a group of 18 banks that the Compensation Committee believed were reasonably comparable to the Company’s asset size and were headquartered in the Southeast. The peer group consisted of the following banks:

Atlantic Southern Financial Group, Inc.	FNB United Corporation.
BancTrust Financial Group, Inc.	Four Oaks Fincorp, Inc.
Bank of Granite Corporation	NewBridge Bancorp
BNC Bancorp	PAB Bankshares, Inc.
Capital Bank Corporation	Peoples Bancorp of North Carolina, Inc.
Colony Bankcorp, Inc.	Savannah Bancorp, Inc.
Crescent Financial Corporation	Southeastern Bank Financial Corporation
Fidelity Southern Corporation	Southern Community Financial Corporation
First Security Group, Inc.	Yadkin Valley Financial Corporation

Survey data was also used as a basis of comparison. Company officers were matched to comparable positions based on role and responsibility using a data scope of similarly sized financial institutions. The surveys used included Towers Watson, 2010/2011 Top Management Compensation Survey; Towers Watson, 2010/2011 Financial Services Survey Suite; and the American Bankers Association, 2009 Compensation & Benefits Survey.

Compensation Philosophy and Program

The primary goal of the Company’s compensation philosophy is to create long-term value for its shareholders. To this end, the Company’s compensation philosophy and programs rewards teammates for sustained financial and operating performance and shareholder value creation, while encouraging teammates to remain with the Company for long and productive careers. Certain compensation components, such as cash and equity awards, simultaneously fulfill one or more of these objectives.

The Company’s executive compensation program is focused on the following principles:

•	Pay for performance: Pay should reflect the Company’s actual and trends in financial results and the individual performance of the executive;

•

Market-based pay for executive talent: Compensation should be competitive relative to peers to attract and retain talented teammates with the experience and expertise necessary to successfully lead the Company; and

•	Balanced compensation structure: The executive compensation program provides a mix of fixed and variable compensation, which aligns executives with shareholder interests and the long-term interests of the Company. The Compensation Committee considers the impact that compensation programs may have on risk-taking behaviors and adjusts programs to manage risk appropriately.

Key elements of the Company’s executive compensation program include the following, each of which is described in more detail later in this Proxy Statement:

•	Base salary;

•	Annual cash compensation under the Company’s cash incentive compensation plans;

•	Equity-based compensation under the Company’s equity incentive compensation plans; and

•	Benefits and limited perquisites.

The overall objective of all the Company’s compensation programs is to provide total compensation commensurate with the teammate’s position, scope of responsibilities and performance. The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. Although the Company attempts to provide a compensation opportunity that is market competitive, it does not manage compensation using a targeted percentile when compared to its peer group or survey data. The Compensation Committee also does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Company officers.

Teammates may be eligible for annual incentives, cash bonuses and equity awards depending on the teammate’s position, scope of responsibilities and performance.

Beginning in 2010, all teammates of the Company were required to prepare written performance plans at the beginning of each year that include both objective and subjective performance goals centered around the Company’s overall strategic objectives, departmental objectives to achieve the Company’s strategic objectives, and the individual’s personal developmental goals. In addition, every officer also receives a written performance appraisal at the end of each year. With respect to the 2011 fiscal year, in early 2011, the Compensation Committee reviewed and approved the annual performance plans for the Chief Executive Officer and the Chief Operating Officer and Chief Risk Officer, and with input from the Board, prepared the annual performance appraisal for the Chief Executive Officer. The 2011 annual performance plan and appraisal for the Chief Financial Officer were reviewed and approved by the Chief Executive Officer and the Chief Operating Officer and Chief Risk Officer. These appraisals may impact the compensation decisions made by the Company for a particular individual.

Application of Compensation Program in 2011

Base Salary

The Company uses base salary as a means to recruit and retain teammates. Base salary levels are also important because they are used to determine other compensation such as the target amount of cash incentive compensation awards and for computing 401(k) plan contributions.

The Company generally manages base salaries, including those of Executive Officers, so that levels are at least at the minimum, and no greater than the maximum, of the teammate’s salary grade. In determining base salaries, factors such as the tenure, proficiency, experience, expertise and performance of the teammate are taken into consideration.

The Compensation Committee reviewed the role and performance of Mr. Erwin and Mr. Dixon and made recommendations to the Board for the increase in the base salary component of their compensation effective February 26, 2011 by 4%, from $275,000 to $286,000 and from $250,000 to $260,000, respectively. The salary increases for Mr. Erwin and Mr. Dixon, and the equity awards granted in 2011 as described below, were intended to recognize their performance in 2009 in leading the Company’s efforts to develop, implement and execute the Strategic Project Plan adopted by the Board in June 2009 to address the issues of credit quality, liquidity, earnings and capital impacting the Company, as well as the successful consummation of the Company’s Private Placement in October 2010. Since then, there have been no other changes to salary or additional equity award grants to Mr. Erwin or Mr. Dixon.

The Chief Executive Officer and the Chief Operating Officer and Chief Risk Officer reviewed the expected role of the Chief Financial Officer, as well as evaluated comparable positions and the results of the Pearl Meyer study, when hiring Mr. Jones in November 2010. Mr. Jones’ base salary component of his compensation was initially set at $180,000 and has remained unchanged.

Cash Incentive Compensation Plan

In addition to base salary, the Company historically provided cash incentive compensation to motivate officers to meet annual performance targets set by the Board. The Compensation Committee determines performance targets at the beginning of each year, and awards are determined at the end of the year based on the results of the officer’s individual and the Company’s overall performance during the year.

In 2009, 2010 and 2011, as a result of the Company’s adverse financial results in those years, the Board eliminated the corporate component of the annual cash incentive plan for all officers that normally would have been paid in January 2010, 2011 and 2012. Accordingly, no officers of the Company received cash incentive compensation related to 2009, 2010 or 2011 performance under this plan.

Equity Incentive Compensation Plan

The Company provides equity incentive compensation awards because it believes that such compensation reflects the officer’s responsibilities, rewards demonstrated performance and leadership, encourages future performance, aligns the interests of the recipients with the interests of shareholders, and motivates recipients to remain with the Company through the term of the awards.

In May 2011 the shareholders approved the 2011 Stock Incentive Plan. Subsequently in May 2011, the Board granted Mr. Erwin options to purchase 192,308 shares of Company common stock and awards for 48,078 restricted shares of Company common stock, Mr. Dixon options to purchase 120,193 shares of Company common stock and awards for 30,048 restricted shares of Company common stock, and Mr. Jones options to purchase 11,250 shares of Company common stock and awards for 1,625 restricted shares of Company common stock. During 2011, the Board also granted options to purchase 59,500 shares of Company common stock and awards for 10,000 restricted shares of Company common stock to other members of the senior management team.

All of these equity awards are subject to time- and performance-based restrictions. The time-based restrictions require continuous employment over a five-year period and the performance-based restrictions require removal of the Consent Order and two consecutive quarters of consolidated net income. Assuming the time- and performance-based restrictions are satisfied, the awards vest ratably in years three, four and five. If the performance-based restrictions are not met, all of the awards are forfeited. The time-based restrictions are intended as a retention tool to retain the employment of the Executive Officers, and the performance-based restrictions are intended to incent and reward them for achieving two critically important strategic objectives that directly benefit our shareholders.

The Company weighs the cost of equity incentive compensation with its potential benefits as a compensation tool. The Compensation Committee uses discretion in determining the frequency and level of awards. Generally, the Compensation Committee will consider market data, Company performance, and the individual’s performance before deciding whether an award should be made and the number of shares to be granted. The Compensation Committee is careful to grant equity-based compensation only at times where participants are not in possession of material non-public information.

Under the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, shares of restricted stock granted to teammates are subject to restrictions requiring continuous employment for a specified time period following the date of grant. A total of 62,500 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to its anti-dilution provisions. All shares issued to date under the 2008 Restricted Stock Plan, except as otherwise noted herein, have a five-year vesting period and have the right to both vote and receive dividends. In 2011, 6,875 shares of restricted stock were granted to two officers, neither of which were Executive Officers.

Benefits and Perquisites—Defined Benefit Pension Plan

Historically, the Company offered a noncontributory, defined benefit pension plan that covered all full-time teammates having at least 12 months of continuous service and having attained age 21. Effective January 1, 2008, the Company froze the pension plan and, therefore, ceased accruing pension benefits for teammates in the plan. Although no previously accrued benefits were lost, teammates no longer accrue benefits for services subsequent to 2007. The Executive Officers do not participate in this plan.

The Company’s defined benefit pension plan operates in the same manner for all participants. Under the Company’s defined benefit pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final averaged monthly compensation, multiplied by his or her years of credited service (not to exceed 35 years), plus 0.65% of his or her final average monthly compensation in excess of his or her current covered compensation, multiplied by his or her years of credited service (not to exceed 35 years). Covered compensation is computed based on the individual’s Form W-2 wages reduced by overtime and incentive compensation, if applicable.

For purposes of the above formula, final average monthly compensation refers to the participant’s monthly compensation averaged over his or her highest paid five consecutive calendar years of service. For funding purposes, a normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. A participant in the defined benefit pension plan may work past the age of 65. However, after this date and prior to the age of 70 1/2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. An individual who qualifies for and elects early retirement, whose age plus years of service with the Company total 90 years or greater, will receive benefit payments based on his or her accrued benefit at the time early retirement is elected. An individual who qualifies for and elects early retirement, whose age plus years of service with the Company do not total 90 years or greater, will receive benefit payments based on his or her accrued benefit at the time early retirement is elected reduced by 1/30th per year for each year between the year early retirement is elected and the year the individual will reach 65 years of age.

The defined benefit pension plan does not allow participants to obtain extra years of credited service except through actual years of service with the Company.

Benefits and Perquisites—Other

The Company offers senior management various benefits generally on the same terms as other teammates. During 2011, these benefits included medical and dental benefits, life insurance, long-term disability coverage, and a 401(k) retirement plan. Senior management also receive paid time off and slightly discounted loan rates under programs generally available to all full-time teammates. Such benefits are offered to provide for the health, welfare, and future financial security of the teammate, as well as to align teammate and shareholder interests.

Teammates are given the opportunity to participate in the Company’s 401(k) plan. Under the plan, the Company makes contributions to a trust fund that will pay the teammate benefits at retirement. Effective December 1, 2009, employees are eligible to participate in the plan immediately when hired. The 401(k) plan operates in the same manner for all participants.

Teammates may defer compensation from their base pay as indicated on an individual’s Form W-2 compensation (reduced by overtime and incentive compensation, if applicable) with certain limitations for deposit into the trust fund. Teammates may terminate deferrals at any time. Prior to January 1, 2012, the Company made matching contributions to each teammate based on the teammate’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2011 was $0.60 for every $1 contributed by the teammate, up to 6% of pre-tax contributions. Effective January 1, 2012, the Company suspended its ongoing matching of teammate contributions and replaced it with a potential discretionary contribution based on attaining an appropriate level of profitability.

Teammates who qualify under federal regulations and normal underwriting standards are eligible to receive various types of loans at slightly discounted rates from the Bank. Timely payment is expected on all such loans, and delinquent accounts may result in disciplinary action up to, and including, termination.

In addition to the foregoing benefits and perquisites offered to all teammates, the Company historically offered various benefits and perquisites to its senior management team. Given the Company’s net losses since 2009, and its proactive strategic plans to align further its infrastructure and expense base with its current balance sheet size, scope of business activities and underlying revenue generating capacity, the Company began reducing or eliminating various benefits and perquisites to its senior management team beginning in 2010. Most recently in 2012, Company-provided club memberships were eliminated and replaced with an annual allowance for a select group of executives, resulting in a lower overall cost to the Company. During 2009 and 2010, the number of club memberships was reduced such that memberships were only provided to officers who routinely use the clubs primarily for business purposes to further the interests of the Company to network with other community leaders, clients, and shareholders.

Employment and Severance Agreements

Related to the implementation of the executive management transition plan during 2009, the Board approved and the Company entered into employment agreements with Mr. Erwin and Mr. Dixon on November 24, 2009. On March 30, 2011, the Company and the Bank entered into amended and restated employment agreements with Mr. Erwin and Mr. Dixon. The Company entered into these agreements to retain these executives and to optimally align the interests of the shareholders and executives. The Company recognizes that the leadership and contribution to the well-being of the Company by Mr. Erwin and Mr. Dixon is substantial. Therefore, the Board desired to provide for their continued employment to reinforce and encourage their continued dedication to the Company.

Pursuant to the terms of the amended and restated employment agreements, unless terminated earlier, each employment agreement provides for a three-year term of employment through May 19, 2014. Each agreement will automatically extend for an additional year beginning on such date unless written notice is given by either the Company or the executive within six months prior to the termination date.

Each employment agreement may be terminated for death, disability, and with or without cause by the Company or with or without good reason by the executive. If the Company terminates Mr. Erwin or Mr. Dixon without cause or either terminates for good reason, the Company will pay severance compensation to the executive in an amount equal to 100% of his then current annual base salary. If the Company has not provided Mr. Erwin or Mr. Dixon with written notice of the termination of this provision, if required, upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by three plus any bonus earned or accrued through the date of change in control. In addition, any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% vested.

If any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then the agreements include a “best net after tax” compliance provision with a potential limited “gross-up” relating to certain proposed equity grants. The proposed gross-up provision is structured to apply only if the additional value attributable to the equity awards resulting from a change in control would independently constitute “excess parachute payment.” If the gross up payment relating to the equity awards is not triggered, the best net after tax provision will apply and cause the executive’s severance payment to either be (i) reduced to an amount which does not trigger the Section 280G tax or (ii) paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In such case, the executive would be liable for any excise tax owed on the parachute payments, including any portion attributable to the equity grants.

Each employment agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply following a change of control.

Mr. Jones is not subject to an employment agreement.

Compensation Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Compensation Committee Report.

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2012 Proxy Statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Jane S. Sosebee

John P. Sullivan

J. David Wasson, Jr., Chair

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation and benefits paid to the Company’s named executive officers during 2011. The table is comprised of those who served as the Company’s principal executive officer during the year and the Company’s two most highly compensated executive officers at December 31, 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Lee S. Dixon *	2011	258,848	312,499	620,196	15,436	1,206,979
	2010	250,000	—	—	19,823	269,823
	2009	126,923	164,625	—	86,735	378,283

Samuel L. Erwin *	2011	284,731	500,011	992,309	21,281	1,798,332
	2010	275,000	—	—	25,904	300,904
	2009	190,835	219,500	—	85,198	495,533

Roy D. Jones *	2011	180,000	17,875	60,750	6,497	265,122

*	See Director Nominees for Election above for discussion regarding the principal positions during 2011 of Mr. Dixon, Mr. Erwin and Mr. Jones. Mr. Dixon and Mr. Erwin were hired by the Company in May 2009 and March 2009, respectively. Accordingly, their compensation for 2009 reflects amounts earned beginning with their initial date of employment. Although Mr. Jones was hired in November 2010, he was not determined to be an Executive Officer until February 2011.

(1)	The 2011 stock awards included for each individual above consists of restricted stock awards granted under the 2011 Stock Incentive Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The following table summarizes the number of restricted stock awards granted, the grant date and the per share fair value used to calculate the total grant date fair value for the stock awards reported.

Name	# of Shares	Grant Date	Per Share Fair Value ($)	Total Grant Date Fair Value ($)
Lee S. Dixon	30,048	5/19/2011	10.40	312,499
Samuel L. Erwin	48,078	5/19/2011	10.40	500,011
Roy D. Jones	1,625	6/16/2011	11.00	17,875

For additional discussion regarding our restricted stock awards, see Part II, Item 8., Financial Statements and Supplementary Data included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The 2009 stock awards included for each individual above consists of restricted stock awards granted under the 2008 Restricted Stock Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The following table summarizes the number of restricted stock awards granted, the grant date and the per share fair value used to calculate the total grant date fair value for the stock awards reported.

Name	# of Shares	Grant Date	Per Share Fair Value ($)	Total Grant Date Fair Value ($)
Lee S. Dixon	1,875	10/20/2009	87.80	164,625
Samuel L. Erwin	2,500	10/20/2009	87.80	219,500

For additional discussion regarding our restricted stock awards, see Part II, Item 8., Financial Statements and Supplementary Data, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	The 2011 option awards included for each individual above consists of stock option awards granted under the 2011 Stock Incentive Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the fair value of the stock option award on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The following table summarizes the number of stock option awards granted, the grant date and the fair value of the stock option award used to calculate the total grant date fair value for the option awards reported.

Name	# of Shares	Grant Date	Per Share Fair Value ($)	Total Grant Date Fair Value ($)
Lee S. Dixon	120,193	5/19/2011	5.16	620,196
Samuel L. Erwin	192,308	5/19/2011	5.16	992,309
Roy D. Jones	11,250	6/16/2011	5.40	60,750

For additional discussion regarding our stock option awards, see Part II, Item 8., Financial Statements and Supplementary Data included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	The following table summarizes the compensation components included within the All Other Compensation column of the Summary Compensation Table for 2011. Other compensation typically available to all of the Company’s teammates is excluded from this table. Such exclusions from the following table include medical and dental benefits, life insurance, long-term disability coverage, paid time off and other benefits that are offered to all teammates. See Compensation Discussion and Analysis for discussion regarding the components comprising All Other Compensation.

Name	Club Memberships ($) (1)	Physical Examinations ($)	401(k) Match ($) (2)	Amounts Grossed Up / Reimbursed for the Payment of Taxes ($)	Insurance Premiums ($)(3)	Total ($)
Lee S. Dixon	—	56	8,529	151	6,700	15,436
Samuel L. Erwin	5,310	—	8,820	175	6,976	21,281
Roy D. Jones	—	—	6,480	17	—	6,497

1.	Club memberships were provided to certain of the Company’s senior executives to be used at their discretion for both personal and business purposes. This provided the recipient with the ongoing opportunity to network with other community leaders, clients, and shareholders. During 2009 and 2010, the number of club memberships was reduced such that memberships were only provided to officers who routinely use the clubs primarily for business purposes to further the interests of the Company. Beginning in 2012, Company-provided club memberships were eliminated and replaced with an annual allowance for a select group of executives, resulting in a lower overall cost to the Company.

2.	All teammates are given the opportunity to participate in the Company’s 401(k) plan. Under the plan, the Company makes contributions to a trust fund that will pay the teammate benefits at retirement. Prior to January 1, 2012, the Company made matching contributions to each teammate based on the teammate’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2011 was $0.60 for every $1 contributed by the teammate, up to 6% of pre-tax contributions. Effective January 1, 2012, the Company suspended its ongoing matching of teammate contributions and replaced it with a potential discretionary contribution based on attaining an appropriate level of profitability.

3.	All insurance premiums paid in 2011 were related to long-term care policies. Company payment of these insurance premiums ceased beginning January 1, 2012 and was replaced with an annual allowance resulting in an overall lower cost to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock awards that have not vested for each named executive officer outstanding as of December 31, 2011.

	STOCK OPTIONS			STOCK AWARDS
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Lee S. Dixon	120,193	10.40	May 19, 2021	31,173	159,294
Samuel L. Erwin	192,308	10.40	May 19, 2021	49,578	253,344
Roy D. Jones	11,250	11.00	June 16, 2021	2,325	11,881

See Executive Compensation for disclosure of outstanding grants under the 2008 Restricted Stock Plan and 2011 Stock Incentive Plan to named executive officers.

AUDIT FEES AND RELATED MATTERS

Auditing and Related Fees

The following table summarizes fees paid to Elliott Davis, LLC, the Company’s independent registered public accounting firm, for professional services for the years ended December 31, 2011 and 2010. The 2010 fees increased from those reported in the Company’s Proxy Statement for the 2011 Annual Meeting by $1,170 as a result of the final fees paid in 2011 relative to 2010 after the 2011 proxy statement was completed.

	2011	2010
Audit Fees (1)	$226,500	$221,500
Audit-Related Fees (2)	27,600	27,000

Audit Fees and Audit Related Fees	254,100	248,500
Tax Fees (3)	37,220	54,465
All Other Fees (4)	1,300	32,101

Total Fees	$292,620	$335,066

(1)	Audit fees include fees for the audit of annual financial statements, the review of quarterly financial statements, and required procedures performed with regard to our internal control over financial reporting.

(2)	Audit-related fees consisted of fees for audits of our employee benefit plans.

(3)	During 2010 and 2011, tax fees consisted primarily of fees for tax consultation, planning, and compliance services provided in conjunction with the preparation of our tax returns as well as fees paid in conjunction with tax matters related to the Private Placement.

(4)	During 2010 and 2011, all other fees consisted of audit and tax fees paid relative to the Private Placement transaction as well as the associated regulatory filings.

Audit Committee Preapproval Policy

The Audit Committee has in place a Preapproval of Independent Registered Public Accounting Firm Services Policy. The policy addresses the protocol for preapproval of both audit and nonaudit services provided by its independent registered public accounting firm. Generally, the policy requires that all auditing services and nonaudit services, including nonprohibited tax services provided by its independent registered public accounting firm, be preapproved by the Audit Committee in accordance with the following guidelines:

•	Preapproval by the Audit Committee must be in advance of the work to be completed;

•	The Audit Committee or designated Audit Committee member must perform preapproval, and it cannot delegate the preapproval responsibility to a member of management;

•

The Audit Committee cannot preapprove services based upon broad, nondetailed descriptions (e.g., tax compliance services), and preapproval requests must be accompanied by a detailed explanation of each particular service to be provided, so the Audit Committee knows precisely what services it is being asked to preapprove and can make a well-reasoned assessment of the impact of the service on the independent registered public accounting firm’s independence; and

•

Monetary limits alone may not be established as the only basis for the preapproval of deminimus amounts. There has to be a clear, specific explanation provided as to what particular services are to be provided, subject to the monetary limit, to ensure that the Audit Committee is fully informed about each service.

The policy provides that the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The Audit Committee appoints a member annually to have the authority to grant required preapprovals. The policy also provides for deminimus exceptions to the preapproval requirements. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. Consistent with this policy, the Audit Committee preapproved all of the services provided by Elliott Davis, LLC related to the years ended December 31, 2011 and December 31, 2010. Additionally, during these years, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Audit Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s internal control over financial reporting and financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial statements, including the financial reporting process and system of internal control regarding compliance with generally accepted accounting principles; the compliance by the Company with legal and regulatory requirements including the Company’s disclosure controls and procedures; the performance of the Company’s internal audit function; the appointment, compensation, and approval of the independent registered public accounting firm; the independence and performance of the independent registered public accounting firm; reports prepared by the internal auditors; and employee, shareholder or other complaints regarding accounting, audit, or internal control matters. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter. The Audit Committee has the authority to conduct or authorize investigations appropriate to fulfilling its responsibilities and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards, Volume 1, AU Section 380, The Auditor’s Communication With Those Charged With Governance, as adopted by the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee as set forth in Audit Committee Preapproval Policy to ensure that such services do not impair the independent registered public accounting firm’s independence with the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The following independent directors, who comprise the Audit Committee, provide this report.

L. Stewart Spinks, Chair

John P. Sullivan

J. David Wasson, Jr.

ITEM 2:

ARTICLES OF INCORPORATION AMENDMENT TO ELIMINATE THE

REQUIREMENT THAT THE COMPANY’S SHAREHOLDERS APPROVE STOCK REPURCHASES

The Proposed Amendment to the Articles of Incorporation

On March 15, 2012, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation to eliminate the requirement that purchases by the Company of its own stock (referred to in this Proxy Statement as “stock repurchases”) be approved by a majority vote of the Company’s shareholders. Article Ten of the Company’s Articles of Incorporation currently provides that:

“The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus available therefor, provided that such action may be taken by a majority vote of the shareholders.” (emphasis added)

The proposed amendment would replace the current text of Article Ten with the following:

“The Corporation is authorized, without shareholder approval, to purchase, directly or indirectly, its own shares in such amounts and under such terms as may be authorized from time to time by the Board of Directors.” (emphasis added)

The Board reserves the right to elect to abandon the amendment if it determines, in its sole discretion, that the amendment is no longer in the best interests of the Company and its shareholders.

Authority of the Board of Directors to Authorize Stock Repurchases

If the amendment is approved and effected by filing the Articles of Amendment with the South Carolina Secretary of State, the Board of Directors of the Company will have the power to authorize the Company to repurchase its stock without shareholder approval if the repurchase complies with applicable laws.

Under South Carolina law, the Company may not repurchase its shares if, after giving effect to the repurchase:

•	The Company would not be able to pay its debts as they become due in the usual course of business; or

•

The Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Banking regulations, securities laws, stock exchange listing requirements and terms of our regulatory agreement with the Federal Reserve Bank of Richmond also place limitations on the Company’s ability to repurchase its stock, as described in more detail below.

Purpose of the Amendment

Depending on market conditions, the purchase price and other considerations, the Board of Directors believes that it may be desirable for the Company to make stock repurchases in the future. Stock repurchases improve the Company’s operating performance on a per share basis and have the potential to enhance the market price per share of the Company’s stock in the long-term. Stock repurchases may also be considered to avoid shareholder dilution from the issuance of equity awards to management and directors.

Currently, under the Articles of Incorporation, the Company must receive shareholder approval to purchase stock directly or in the open market. To obtain shareholder approval, the Company must call and hold a shareholders’ meeting and solicit proxies. This causes the Company to incur significant expenses and to use significant amounts of management’s time. In addition, it generally takes 60 days or more for the Company to call a special meeting of shareholders and solicit proxies. Substantial changes in the price of the Company’s stock could occur over such period of time causing the Company to lose the opportunity to purchase its stock at a more favorable price.

As a result, the Board of Directors believes that eliminating the requirement of shareholder approval for stock repurchases is in the best interests of the Company and its shareholders because, if approved, it will give the Company the flexibility to repurchase shares from time to time when deemed desirable by the Board, subject to applicable law, without the delay or expense associated with obtaining shareholder approval.

Regardless of whether shareholder approval is required, the Board of Directors’ fiduciary duties to the Company’s shareholders require it to authorize a stock repurchase only if it believes that the stock repurchase is in the best interests of the Company and its shareholders. The Board is required to use prudent business judgment in determining whether to authorize a stock repurchase. Therefore, even if shareholders relinquish their right to approve stock repurchases, they retain a degree of protection from the Board’s obligation to fulfill its fiduciary duties.

Banking regulations, securities laws and stock exchange listing requirements also place limitations on the Company’s ability to repurchase its stock. Currently, the Company is not permitted to repurchase its stock without the prior written approval of the Federal Reserve Bank of Richmond. In addition, the federal securities laws prohibit a company from manipulating prices of its stock by creating actual or apparent trading in such stock or by raising or depressing the price of such stock, which prohibition limits the Company’s stock repurchase options. Finally, in order to maintain its listing on the NASDAQ Capital Market, the Company must abide by stock exchange listing requirements which limit the timing, price and volume of such repurchases. These three limits serve as additional safeguards for the Company’s shareholders relating to stock repurchases.

If the amendment is approved, the Company expects that it will consider repurchasing shares of its stock from time to time. As of the date of this Proxy Statement, however, the Board of Directors does not have any understandings, agreements or commitments to repurchase shares of its stock.

The Board reserves the right to elect to abandon the amendment if it determines, in its sole discretion, that the amendment is no longer in the best interests of the Company and its shareholders.

Vote Required to Approve the Amendment

For the amendment to be approved, a quorum must be present at the Meeting and two-thirds of the shares of common stock outstanding on the record date for the Meeting must be voted in favor of the amendment. Therefore, broker nonvotes and abstentions will have the same impact as votes “AGAINST” the amendment. Broker nonvotes and abstentions will count in determining whether a quorum is present at the Meeting.

If the amendment is not approved by the requisite shareholder vote described above, it will not become effective. Even if the amendment is approved by the requisite shareholder vote, the Board reserves the right to elect to abandon the amendment if it determines, in its sole discretion, that the amendment is no longer in the best interests of the Company and its shareholders.

Dissenters’ Rights

Right to Dissent

If the Company’s shareholders approve this amendment at the Meeting, shareholders may be entitled to assert dissenters’ rights under Chapter 13 of Title 33 of the South Carolina Code (“Chapter 13 of the SC Code”). Dissenters’ rights are rights to obtain payment in cash for the Company’s shares in accordance with the procedure set forth in Chapter 13 of the SC Code.

The following is a summary of the statutory procedures that a shareholder must follow to dissent from the amendment and to perfect his or her dissenters’ rights under Chapter 13 of the SC Code. The following summary is not a complete description of Chapter 13 of the SC Code and is qualified in its entirety by the full text of Chapter 13 of the SC Code, a copy of which is attached to this Proxy Statement as Exhibit A.

The requirements of Chapter 13 of the SC Code are complex. Any shareholder who is considering exercising dissenters’ rights should carefully read Exhibit A. The Company also recommends that any shareholder who is considering exercising dissenters’ rights consult with an attorney.

If (1) the Company’s shareholders approve the amendment at the Meeting and (2) the Board of Directors determines, in its sole discretion, that the amendment remains in the best interests of the Company and its shareholders and, as a result, the Company files the Articles of Amendment with the South Carolina Secretary of State, each shareholder of the Company who complies with Chapter 13 of the SC Code may be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares.

Notice of Intent to Demand Payment

A shareholder who desires to assert dissenters’ rights and receive cash payment of the fair value of his or her shares:

•	Must give to the Company, before the vote is taken at the Meeting, written notice of his or her intent to demand payment for his or her shares if the amendment is effectuated; and

•	Must not vote his or her shares in favor of the amendment.

If a shareholder does not satisfy both of these conditions, the shareholder will not be entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder should send his or her notice of intent to demand payment for his or her shares to:

Palmetto Bancshares, Inc.

306 East North Street, Greenville, South Carolina, 29601

Attention: Corporate Secretary

If a shareholder fails to vote against, or abstain from, the vote regarding the amendment, his or her failure to do so will constitute a waiver of his or her dissenters’ rights. A shareholder’s vote “AGAINST” the amendment, however, will not by itself be deemed to satisfy the notice requirement described above. To assert dissenters’ rights, a shareholder must also give notice to the Company of his or her intent to demand payment for his or her shares, as described above.

Except as described in the following sentence, the holder of record of the Company’s shares must assert dissenters’ rights as to the shares held of record by him or her. A beneficial owner of the Company’s shares, however, may assert dissenters’ rights as to shares held on his or her behalf if (1) he or she dissents with respect to all of the Company’s shares of which he or she is the beneficial owner or over which he or she has the power to direct the vote and (2) he or she notifies the Company in writing of the name and address of the record shareholder of the shares, if known to him or her.

A record owner, such as a bank or broker, that holds shares of the Company’s stock as a nominee for others may exercise dissenters’ rights with respect to fewer than all shares registered in its name if (1) the record owner dissents with respect to all shares of the Company’s stock beneficially owned by any one person and (2) the record owner notifies the Company of the name and address of each person on whose behalf it asserts dissenters’ rights.

Dissenters’ Notice

If (1) the Company’s shareholders approve the amendment at the Meeting and (2) the Company effects the amendment by filing Articles of Amendment with the South Carolina Secretary of State, the Company will be required to deliver a written dissenters’ notice to all shareholders who properly gave notice as described above under Notice of Intent to Demand Payment. The Company must deliver the dissenters’ notice no later than 10 days after the Articles of Amendment have been filed with the South Carolina Secretary of State, and the Company must:

•	State where the payment demand must be sent and where certificates for certificated shares must be deposited;

•	Inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

•	Supply a form for demanding payment that includes the date of this Proxy Statement (the date of first announcement to shareholders of the terms of the amendment) and requires that the person asserting dissenters’ rights certify whether or not he or she or, if he or she is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership before the date of this Proxy Statement;

•	Set a date by which the Company must receive the payment demand (not fewer than 30 nor more than 60 days after the Company delivers the dissenters’ notice);

•	Set a date by which certificates for certificated shares must be deposited (not earlier than 20 days after the demand date); and

•	Be accompanied by a copy of Chapter 13 of the SC Code.

Payment Demand

A shareholder who receives a dissenters’ notice must (1) demand payment, (2) certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters’ rights) acquired beneficial shares before the date of this Proxy Statement (the date of the first announcement to shareholders of the terms of the amendment), and (3) deposit his or her certificates in accordance with the terms of the dissenters’ notice. A shareholder who does not comply substantially with the requirement that he or she demand payment and deposit his or her share certificates where required, each by the date set forth in the dissenters’ notice, is not entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder who is entitled to receive a dissenters’ notice has a limited time after the Company delivers the dissenters’ notice to demand payment for his or her shares. A shareholder who is entitled to receive a dissenters’ notice will be notified in the dissenters’ notice of the date by which the Company must receive his or her payment demand.

Payment

As soon as the amendment to the Company’s Articles of Incorporation is effective (which will occur when the Company files the Articles of Amendment with the South Carolina Secretary of State), the Company must pay each dissenter who substantially complied with the requirements described above under Payment Demand the amount that the Company estimates to be the fair value of his or her shares, plus accrued interest. The Company’s payment must be accompanied by:

•

The Company’s balance sheet as of December 31, 2011, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

•	A statement of the Company’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

•	An explanation of how the interest was calculated;

•	A statement of the dissenter’s right to demand additional payment if dissatisfied with the Company’s payment; and

•	A copy of Chapter 13 of the SC Code.

If the Company does not cause the amendment to become effective by filing it with the South Carolina Secretary of State within 60 days after the date set for demanding payment and depositing share certificates from the dissenting shareholders, the Company, within the same 60 day period, must return the deposited certificates to the dissenting shareholders. If the Company causes the amendment to become effective after returning the deposited certificates, the Company must send to each dissenter a new dissenters’ notice and must repeat the payment demand procedure described above under Payment Demand.

Procedure if Dissatisfied with Payment

A dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due and may demand payment of the excess of his or her estimate over the amount paid by the Company, if:

•	The dissenter believes that the amount paid by the Company is less than the fair value of his or her shares or that the interest due is calculated incorrectly;

•	The Company fails to make payment within 60 days after the date set for demanding payment; or

•	The Company, having failed to cause the amendment to become effective, does not return the deposited certificates within 60 days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand additional payment unless he or she notifies the Company of his or her demand in writing within 30 days after the Company made payment for his or her shares. If a shareholder fails to notify the Company of his or her demand for additional payment within the 30-day period, the shareholder will be deemed to have waived his or her right to demand additional payment.

Court Action

If a dissenter’s demand for additional payment remains unsettled, the Company is required under Chapter 13 of the SC Code to commence a proceeding within 60 days after receiving the demand for additional payment and to petition the Circuit Court in Greenville County, South Carolina to determine the fair value of the shares and accrued interest. If the Company does not commence a proceeding within the 60 day period, the Company must pay each dissenter whose demand remains unsettled the amount demanded.

The court will make all dissenters whose demands remain unsettled a party to the proceeding. The court will make a finding as to the amount, if any, by which the fair value of the dissenters’ shares, plus accrued interest, exceeds the amount paid by the Company. Each dissenter who is a party to the proceeding is entitled to judgment for that amount.

The court will assess the costs of the proceeding, including the reasonable compensation and expense of appraisers appointed by the court, against the Company, except that the court may assess costs against some or all of the dissenters, in amounts that the court finds equitable, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding additional payment. The court may also assess the fees and expenses of counsel and experts of the parties, in amounts that the court finds equitable:

•	Against the Company and in favor of any or all dissenters if the court finds that the Company did not comply substantially with Chapter 13 of the SC Code; or

•

Against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

Not Voting in Favor of Amendment Does Not Perfect Dissenters’ Rights

Not voting in favor of the amendment is not sufficient for a shareholder to perfect his or her dissenters’ rights and receive the fair value of his or her shares of the Company’s common stock. A shareholder must also comply with all other conditions set forth in Chapter 13 of the SC Code (which are summarized in this Proxy Statement), including giving notice of his or her intent to demand payment for his or her shares and demanding payment and depositing certificates in accordance with the dissenters’ notice.

The Company recommends that each shareholder who is considering exercising his or her dissenters’ rights consult with an attorney.

Procedure for Amending the Articles of Incorporation

If (1) the amendment is approved by the Company’s shareholders at the Meeting and (2) the Board of Directors determines, in its sole discretion, that the amendment remains in the best interests of the Company and its shareholders, the Company will file the Articles of Amendment attached to this Proxy Statement as Exhibit B with the South Carolina Secretary of State, and the amendment will be effective upon the filing of the Articles of Amendment.

If the amendment is approved by the Company’s shareholders but the Board of Directors of the Company determines, in its sole discretion, that the amendment is no longer in the best interests of the Company and its shareholders, the Company will not file the Articles of Amendment with the South Carolina Secretary of State and, as a result, the Company’s Articles of Incorporation will not be amended and shareholders will not be entitled to assert dissenters’ rights.

The Board of Directors recommends that you vote “FOR” the amendment to the Company’s Articles of Incorporation to eliminate the requirement that stock repurchases be approved by a majority vote of the Company’s shareholders.

ITEM 3:

RATIFICATION OF ELLIOTT DAVIS, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

The Board of Directors recommends the ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm for Palmetto Bancshares, Inc. and its subsidiary for fiscal year 2012 and to audit and report to the shareholders upon the financial statements and internal control over financial reporting of the Company as of and for the period ending December 31, 2012.

Representatives of Elliott Davis, LLC will be present at the Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. Neither the firm nor any of its members has any relation with the Company except in the firm’s capacity as auditors or as advisors. The appointment of auditors is approved annually by the Board and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

The Board recommends you vote “FOR” the ratification of the appointment of Elliott Davis, LLC as independent registered public accounting firm for fiscal year 2012.

ITEM 4:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE MEETING

A proposal may be submitted to shareholders at the Meeting to authorize the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the amendment to the Articles of Incorporation. Any adjournment or postponement of the Meeting may be made without notice, other than by an announcement made at the Meeting. Any adjournment or postponement of the Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of this proposal exceeds the number of shares voted against this proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

OTHER BUSINESS

The Board knows of no other business to be presented at the Meeting. If matters other than those described herein should properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

SHAREHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Shareholder Proposals for 2013 Annual Meeting of Shareholders

Shareholders interested in submitting a proposal for inclusion in the Proxy Statement for the Company’s annual meeting of shareholders in 2013 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Chairman, Chief Executive Officer or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601 no later than November 30, 2012. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws related to shareholder proposals in order to be included in our proxy materials.

Advance Notice Procedures

Under our Bylaws, a shareholder who wishes to nominate an individual for election to the Board directly or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the Bylaws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the Bylaws for a director nomination or other business. It is our policy that any such shareholder proposal to be made at the annual meeting, but which is not requested to be included in our proxy materials, must be delivered no later than 90 days in advance of the annual meeting for a director nomination and no later than 45 days in advance of the annual meeting for any other matter to our Chairman, Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our Bylaws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Corporate Governance and Nominating Committee for recommendation to the Board for election as a director as described under Corporate Governance, Process of Evaluating Director Candidates above and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement pursuant to SEC Rule 14a-8.

OTHER MATTERS

Availability of Annual Report on Form 10-K

We have filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2011. A copy of the Form 10-K will be provided without charge to each shareholder to whom this proxy statement is delivered upon our receipt of a written request from such shareholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for the Annual Report on Form 10-K should be directed to:

Roy D. Jones

Chief Financial Officer

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Incorporation by Reference

We file various documents with the Securities and Exchange Commission, some of which incorporate information by reference. This means that information we have previously filed with the Securities and Exchange Commission should be considered as part of the filing.

The Compensation Committee Report and the Audit Committee Report shall be deemed to be furnished rather than filed with the Securities and Exchange Commission and will not be deemed incorporated by reference into any of our filings under the Exchange Act or the Securities Act unless specifically incorporated by reference therein. In addition, these Reports shall not be deemed to be soliciting material, or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Exchange Act, unless the Company specifically requests that the information be treated as soliciting material.

References to Our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the NASDAQ Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our other current and subsequent filings with the SEC.

Exhibit A

Chapter 13 of Title 33 of the South Carolina Code

CHAPTER 13.

DISSENTERS’ RIGHTS

ARTICLE 1.

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101. Definitions.

In this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) alters or abolishes a preferential right of the shares;

(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

(5) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

(7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

(B) Notwithstanding subsection (A), no dissenters’ rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters’ rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2.

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

SECTION 33-13-200. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters’ rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters’ notice must be delivered no later than ten days after the corporate action was taken and must:

(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he or, if he is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5) be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders’ payment demand.

(a) A shareholder sent a dissenters’ notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter’s right to demand additional payment under Section 33-13-280; and

(5) a copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters’ rights) was not the beneficial owner on the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter’s right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation’s offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3.

JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters’ counsel against the corporation and in favor of the dissenters.

Exhibit B

Text of Stock Repurchase Amendment

Article Ten shall be deleted and replaced in its entirety by the following:

ARTICLE TEN: REPURCHASE OF STOCK

The Corporation is authorized, without shareholder approval, to purchase, directly or indirectly, its own shares in such amounts and under such terms as may be authorized from time to time by the Board of Directors.

B-1

REVOCABLE PROXY

Palmetto Bancshares, Inc.

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2012

2:00 p.m. Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints Samuel L. Erwin and Lee S. Dixon, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 17, 2012, at 2:00 p.m. Eastern time at The Palmetto Bank Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Meeting and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.	Elect as directors the nominees named in the Proxy Statement;

2.	Approve an amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;

3.	Ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012;

4.	Grant the chairperson of the Annual Meeting of Shareholders the authority to adjourn or postpone the Annual Meeting of Shareholders, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting of Shareholders to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases; and

5.	Consider any other business properly brought before the Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1-4. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2011 ANNUAL REPORT ON FORM 10-K, NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY OR

PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed on the other side)

Ä	FOLD AND DETACH HERE	Ä

PALMETTO BANCSHARES, INC. – ANNUAL MEETING, MAY 17, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available online at:

http://www.cfpproxy.com/7032

You can vote in one of three ways:

1.	Call toll free 1-855-730-0808 on a Touch-Tone Telephone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/xpbi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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z			REVOCABLE PROXY	Annual Meeting of Shareholders May 17, 2012	{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PALMETTO BANCSHARES, INC.

	For	With- hold	For All Except
1. The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐

Terms Expiring at the 2015 Annual Meeting of Shareholders
(01) Michael D. Glenn (02) J. David Wasson, Jr.
INSTRUCTION: To withold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	For	Against	Abstain
2. Approve an amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;	☐	☐	☐

	For	Against	Abstain
3. Ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012;	☐	☐	☐

	For	Against	Abstain
4. Grant the chairperson of the Annual Meeting of Shareholders	☐	☐	☐

     the authority to adjourn or postpone the Annual Meeting of Shareholders, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting of Shareholders to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases; and

5. Consider any other business properly brought before the Annual Meeting of Shareholders.
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐
Mark here for address change and note change			☐

x		y

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or

2. By Internet; or

3. By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3:00 a.m. on May 17, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Telephone anytime prior to 3 a.m. on May 17, 2012 1-855-730-0808	Vote by Internet anytime prior to 3 a.m. on May 17, 2012 at http://www.rtcoproxy.com/xpbi

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/7032

      Your vote is important!

z				{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2012

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints Samuel L. Erwin and Lee S. Dixon, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 17, 2012, at 2:00 p.m. Eastern time, at The Palmetto Bank Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at such Meeting and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

		For	With-hold	For All Except
1.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐
Terms Expiring at the 2015 Annual Meeting of Shareholders
(01) Michael D. Glenn
(02) J. David Wasson, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approve an amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases;	☐	☐	☐
		For	Against	Abstain

3.	Ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for fiscal year 2012;	☐	☐	☐
4.	Grant the chairperson of the Annual Meeting of Shareholders the authority to adjourn or postpone the	For ☐	Against ☐	Abstain ☐
Annual Meeting of Shareholders, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting of Shareholders to adopt the amendment to the Company’s Articles of Incorporation to eliminate the requirement that the Company’s shareholders approve stock repurchases; and
5.	Consider any other business properly brought before the Annual Meeting of Shareholders.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

x	y

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

PALMETTO BANCSHARES, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1-4. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2011 ANNUAL REPORT ON FORM 10-K, NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/7032

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